As filed with the Securities and Exchange Commission on August 30, 2006

Registration No. 333-135755

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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APEX BIOVENTURES ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	20-4997725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

18 Farm Lane
Hillsborough, California 94010
415-602-8319

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

K. Michael Forrest
Chairman and Chief Executive Officer
18 Farm Lane
Hillsborough, California 94010
650-344-3029

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Kenneth R. Koch, Esq.	Floyd I. Wittlin, Esq.
Joel I. Papernik, Esq.	Bingham McCutchen LLP
Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.	399 Park Avenue
666 Third Avenue	New York, New York 10022-4689
New York, New York 10017	(212) 705-7000
(212) 935-3000	(212) 752-5378—Facsimile
(212) 983-3115—Facsimile

——————

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject To Completion, Dated August 30, 2006

$75,000,000

APEX BIOVENTURES ACQUISITION CORPORATION

9,375,000 Units

Apex Bioventures Acquisition Corporation is a newly organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more domestic or foreign operating businesses in the healthcare industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

•

one share of our common stock; and

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one warrant.

We are offering 9,375,000 units. We expect that the public offering price will be $8.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or [_________], 2007 [one year from the date of this prospectus], and will expire on [_________], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Our officers, directors and existing stockholders have agreed to purchase 1,250,000 warrants from us, at a purchase price of $1.00 per warrant, in a private placement that will occur immediately prior to this offering. All such warrants will be identical to the warrants sold in this offering, except that such warrants will be non-redeemable and can be exercised on a cashless basis as long as these persons hold such warrants. In addition, subject to certain limited exceptions, none of the warrants to be purchased by our officers, directors and existing stockholders will be transferable or salable until (1) the later of [_________], 2007 [one year from the date of this prospectus] and the consummation of a business combination, or (2) any time after six months from the consummation of a business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following the consummation of such business combination.

We have granted the underwriter a 45-day option to purchase up to 1,406,250 additional units to cover over-allotments, if any. We have also agreed to sell to the underwriter, for $100, as additional compensation, an option to purchase up to a total of 562,500 units. The option can be exercised on a cashless basis. We may call the option for redemption, for $100, if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period ending three business days before we send the notice of redemption. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be traded on the OTC Bulletin Board under the symbol [____] and will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading as promptly as practicable after the earlier to occur of the expiration or termination of the underwriter’s option to purchase up to 1,406,250 additional units to cover over-allotments or the exercise in full by the underwriter of such option. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols [____] and [____], respectively. We cannot assure you that our securities will be or continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$8.00	$75,000,000
Underwriting discounts and commissions(1)(2)	0.56	5,250,000
Total	$7.44	$69,750,000

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(1)

Includes $0.16 per unit ($1,500,000 or $1,725,000 if the underwriter’s over-allotment option is exercised in full), payable to the underwriter for deferred underwriting discounts and commissions from the funds to be placed in a trust account at J.P. Morgan Chase N.A., to be maintained by Continental Stock Transfer & Trust Company, acting as trustee, and invested by Morgan Stanley. Such funds will be released to the underwriter only upon completion of an initial business combination as described in this prospectus.

(2)

No discount or commissions are payable with respect to the warrants purchased in the private placement.

Of the net proceeds after expenses we receive from this offering and the private placement, approximately $7.60 per unit, or $71,250,000 ($81,937,500 if the underwriter’s over-allotment option is exercised in full), will be deposited into a trust account at J.P. Morgan Chase N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee, and invested by Morgan Stanley. This amount includes the deferred underwriting discounts and commissions of $1,500,000 and the $1,250,000 of net proceeds from the private placement in which our officers, directors and existing stockholders purchased 1,250,000 founder warrants.

We are offering the units for sale on a firm-commitment basis. The underwriter expects to deliver the units to investors in the offering on or about [____], 2006.

The date of this prospectus is [_____________], 2006

CRT Capital Group LLC

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until [___________], 2006 (__ days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included in this prospectus, before investing. Unless otherwise stated in this prospectus:

•

references to “we,” “us” or “our company” refer to Apex Bioventures Acquisition Corporation;

•

the term “existing stockholders” refers to the persons that held shares of our common stock immediately prior to the date of this offering and the private placement;

•

the term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders, to the extent that they purchase or acquire such units in this offering or in the aftermarket;

•

the term “private placement” refers to the purchase by our officers and directors in a private placement that will occur immediately prior to this offering, of an aggregate of 1,250,000 warrants, at a purchase prize of $1.00 per warrant  to purchase an aggregate of 1,250,000 shares of our common stock;

•

the term “founder warrants” refers to the warrants to purchase an aggregate of 1,250,000 shares of our common stock being purchased by our officers, directors and existing stockholders in the private placement.

In addition, unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

Our Business

We were formed on June 1, 2006, as a blank check company for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more domestic or foreign operating businesses in the healthcare industry. To date, our efforts have been limited to organizational activities and do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose collective fair market value is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $1,500,000, or $1,725,000 if the over-allotment option is exercised in full) at the time of such acquisition. The fair market value of a target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value and the fair market value of comparable businesses. If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. As used in this prospectus, a “target business” shall include one or more domestic or foreign operating businesses in the healthcare industry, and a “business combination” shall mean the acquisition by us of such a target business, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Our management team is aware of the restrictions that apply to the identification of, and negotiations and agreements with, prospective target businesses and the disclosure required when there is an agreement pertaining to an acquisition or an acquisition is probable.

Following completion of this offering and until we consummate a business combination, our officers and directors will not receive any compensation other than reimbursement for out-of-pocket expenses incurred by them on our behalf in connection with identifying potential target businesses and performing due diligence. However, Easton Associates, LLC, the largest equity holder of which is Robert Easton, our President and Chief Operating Officer and one of our directors, may receive payments for due diligence, market research, opportunity assessment, strategic development support and other consulting services rendered on an arms’-length basis in connection with identifying potential targets and consummating a business combination. All transactions between us and Easton Associates or any other affiliate of our officers, directors or existing stockholders will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions will require prior approval in each instance by a majority of our disinterested “independent” directors, or if there are no disinterested independent directors, the members of our board who do not have an interest in the transaction. Mr. Easton will not be involved in the negotiation of transactions between us and Easton Associates. In addition, Apex Bioventures, LLC, a company controlled by K. Michael Forrest, our Chairman and Chief Executive Officer and one of our directors, may receive payments for providing office space and related services. However, all of our officers and directors may be paid consulting, management, director or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders.

Our offices are located at 18 Farm Lane, Hillsborough, California 94010, and our telephone number is 650-344-3029.

Private Placement

Our officers, directors and existing stockholders have agreed to purchase from us an aggregate of 1,250,000 founder warrants, at a purchase price of $1.00 per warrant in a private placement that will occur immediately prior to this offering. All such founder warrants will be identical to the warrants offered in this offering, except that the founder warrants will be non-redeemable and can be exercised on a cashless basis as long as our officers, directors and existing stockholders (or the permitted transferees described below) hold such warrants. Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the founder warrants in cash, the holder will forfeit a number of shares underlying the founder warrants with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the founder warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis and the exercise price, if any, with respect to those warrants will be paid directly to us.

In addition, none of the founder warrants are transferable or salable until (1) the later of [________], 2007 [one year from the date of this prospectus] and the consummation of a business combination, or (2) any time after six months from the consummation of a business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following the consummation of such business combination, except that a purchaser of founder warrants that is an entity may transfer the founder warrants to persons or entities that are controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, and a purchaser of founder warrants that is an individual may transfer founder warrants to family members and trusts for estate planning purposes, or, upon death, to an estate of beneficiaries. The purchase price of these founder warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our initial business combination.

THE OFFERING

Securities offered:	9,375,000 units, at $8.00 per unit, each unit consisting of: • one share of common stock; and • one warrant.
Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading as promptly as practicable after the earlier to occur of the expiration or termination of the underwriter’s option to purchase up to 1,406,250 additional units to cover over-allotments or the exercise in full by the underwriter of such option.

In no event will separate trading of the common stock and warrants occur until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:
Number outstanding before this offering:

2,343,750 shares (not including 351,562 shares which are expected to be declared as a dividend to our existing stockholders prior to the effective date of the offering, some or all of which will be repurchased by us in the event that the underwriter elects not to exercise its over-allotment option in full).

Number to be outstanding after this offering and the private placement:	11,718,750 shares
Warrants:
Number outstanding before the date of this prospectus:	1,250,000 warrants
Number to be outstanding after this offering and the private placement:	10,625,000 warrants
Exercisability:	Each warrant is exercisable for one share of our common stock
Exercise price:	$6.00
Exercise period for the warrants included in the units sold in this offering:

The warrants will become exercisable on the later of:

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the consummation of a business combination; and

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[________], 2007 [one year from the date of this prospectus].

All warrants will expire at 5:00 p.m., New York City time, on [________], 2010 [four years from the date of this prospectus], or earlier upon redemption or upon our dissolution.

Redemption:

Once the warrants become exercisable, we may redeem the outstanding warrants (including any warrants issued upon exercise of the underwriter’s unit purchase option):

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in whole and not in part;

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at a price of $.01 per warrant;

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upon a minimum of 30 days’ prior written notice of redemption; and

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only if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established the above conditions to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the $11.50 trigger price for redemption or the warrant exercise price after the redemption call is made.

The founder warrants are non-redeemable so long as such warrants are held by our officers, directors and existing stockholders.

Private placement of founder warrants to officers, directors and existing stockholders :

Our officers, directors and existing stockholders have agreed to purchase from us an aggregate of 1,250,000 founder warrants, at a purchase price of $1.00 per warrant, in a private placement that will occur immediately prior to this offering. The aggregate proceeds from the private placement will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the amount held in the trust account, including the proceeds from the private placement, will become part of the distribution of our assets to our public stockholders upon our dissolution, and the founder warrants will expire worthless.

The founder warrants have terms and provisions that are identical to the warrants included in the units offered pursuant to this prospectus, except that the founder warrants will be non-redeemable and can be exercised on a cashless basis as long as our officers, directors and existing stockholders (or the permitted transferees described below) hold such warrants. Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the founder warrants in cash, the holder will forfeit a number of shares underlying the founder warrants with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the founder warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis and the exercise price, if any, with respect to those warrants will be paid directly to us.

In addition, the founder warrants purchased in the private placement will not be transferable or salable by our officers, directors and existing stockholders until (1) the later of [_________], 2007 [one year from the date of this prospectus] and the consummation of a business combination, or (2) any time after six months from the consummation of a business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following the consummation of such business combination, except that a purchaser of founder warrants that is an entity may transfer the founder warrants to persons or entities that are controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, and a purchaser of founder warrants that is an individual may transfer founder warrants to family members and trusts for estate planning purposes, or, upon death, to an estate of beneficiaries.

Commencing on the date immediately following consummation of a business combination, the founder warrants and the shares of common stock underlying the founder warrants are entitled to registration rights pursuant to the registration rights agreement to be entered into on or before the date of this prospectus in connection with the private placement.

Proposed symbols for our securities:
Units
Common stock
Warrants
Offering and private placement proceeds to be held in the trust account:

$71,250,000 of the proceeds of this offering and the private placement (or $81,937,500, if the over-allotment option is exercised in full), or approximately $7.60 per unit, will be placed in a trust account at J.P. Morgan Chase N.A. maintained by Continental Stock Transfer & Trust Company, as trustee, and invested by Morgan Stanley pursuant to an agreement to be signed on the date of this prospectus. These proceeds include the $1,250,000 in proceeds from the private placement and $1,500,000 in deferred underwriting discounts and commissions (or $1,725,000, if the underwriter’s over-allotment option is exercised in full). We believe that the inclusion in the trust account of the proceeds from the private placement and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to our public stockholders upon our dissolution if we are unable to complete a business combination within the required time period.

These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our dissolution and implementation of our plan for the distribution of our assets. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination, except there can be released to us from the trust account one half of the interest earned, net of income taxes payable on such interest, to fund these expenses or our other working capital requirements or to pay for the costs associated with our dissolution and the distribution of our assets if we do not consummate a business combination. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $680,000 after the payment of the expenses related to this offering).

Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six month maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated August 14, 2006, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ending August 11, 2006, 5.07%, 4.95% and 4.97%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. One half of the interest income, net of income taxes payable on such interest, on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, after the consummation of a business combination, the proceeds from the exercise of the warrants will be paid directly to us and not placed in the trust account.

Limited payments to insiders:

There will be no fees or other cash payments paid to our existing stockholders or our officers and directors prior to or in connection with a business combination other than:

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repayment of the principal of  $225,000 in non interest-bearing loans made by Treasure Road Partners, Ltd., a company controlled by Gary E. Frashier, Easton Associates, LLC, the largest equity holder of which is Robert J. Easton, and K. Michael Forrest;

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payment of $7,500 per month to Apex Bioventures, LLC, a company controlled by K. Michael Forrest, our Chairman and Chief Executive Officer, for office space and related services;

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reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

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payments to Easton Associates LLC, a company the largest equity holder of which is Robert Easton, our President and Chief Operating Officer and one of our directors, for services rendered on an arms’-length basis in connection with due diligence, market research, opportunity assessment, strategic development support and other services related to identifying potential targets and consummating a business combination.

There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which may include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Conditions to consummating our initial business combination:

Our initial business combination must be with one or more domestic or foreign target businesses that collectively have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $1,500,000, or approximately $1,725,000 if the over-allotment option is exercised in full) at the time of such business combination.

Stockholders must approve business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote on our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, either for or against the business combination in accordance with the majority of the shares of common stock voted by our public stockholders other than our existing stockholders, officers and directors. We will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights as described below. Public stockholders who convert their stock into a pro rata share of the trust account retain their warrants. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination.”

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination which is approved will be entitled to convert their stock into a pro rata share of the trust account, including amounts held in respect of deferred underwriting discounts and commissions and including any interest earned thereon (net of one half of the interest income on the trust account balance accrued and reserved or released to us to fund working capital requirements and net of taxes payable on all accrued interest), if the business combination is approved and consummated. Our existing stockholders, including all of our officers and directors, will not be able to convert their shares of common stock owned prior to this offering into a pro rata share of the trust account under these circumstances. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Conversion rights.”

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price promptly after the consummation of the business combination and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $7.60 per share. Since this amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Dissolution and distribution of assets if no business combination:

We will promptly initiate procedures for our dissolution and the distribution of our assets, including the funds held in the trust account, to our public stockholders, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 24-month period). Pursuant to our certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating and winding up. Our certificate of incorporation also provides that we must comply with Section 281(b) of the Delaware General Corporation Law (“DGCL”). Section 281(b) requires us to adopt a plan for the distribution of our assets that will provide for the payment to our creditors and potential creditors, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be brought against us in the subsequent 10 years. The plan we will also provide that after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, we will distribute our remaining assets, including the amounts held in the trust account, solely to our public stockholders.

We will seek stockholder approval for our dissolution and plan for the distribution of our assets. Upon the approval by our stockholders of our dissolution and plan for the distribution of our assets, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. However, we cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them in dissolution. Further, because our certificate of incorporation provides that we distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering, and have agreed to vote all of their shares in favor of our dissolution and our plan for the distribution of our assets. We estimate that, in the event we liquidate the trust account and distribute those assets to our public stockholders, each public stockholder will receive approximately $7.60 per share, without taking into account interest earned on the trust account. We expect that all costs associated with implementing our dissolution and plan for the distribution of our assets, including payments to any creditors, will be funded by the proceeds of this offering not held in the trust account, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders may be less than $7.60 per share. We estimate that our total costs and expenses for implementing and completing our dissolution and the distribution of our assets will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing our certificate of dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our dissolution and plan for the distribution of our assets. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, although we cannot give assure you that there will be sufficient funds for such purposes.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our dissolution and plan for the distribution of our assets, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders our dissolution and a plan for the distribution of our assets, and on such date file a proxy statement with the SEC seeking stockholder approval for our dissolution and such plan.

We cannot provide investors with assurances of a specific time frame for the completion of our dissolution and the distribution of our assets to our public stockholders.

For more information regarding the dissolution and distribution procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than $7.60 per share, please see the sections entitled “Risk Factors—If third parties bring claims against us, the proceeds held in a trust account could be reduced and the per-share liquidation price received by our stockholders could be less than approximately $7.60 per share,” “Risk Factors—Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve, liquidate and distribute our assets to our public stockholders,” “Risk Factors—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them,” and “Business—Dissolution and Liquidation if No Business Combination.”

Escrow of our existing stockholders’ initial shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will not be released from escrow until (1) one year from the date of consummation of the business combination or (2) any time after six months from the consummation of the business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period.

The foregoing restriction is subject to certain limited exceptions. Individuals holding initial shares may transfer shares to family members and trusts for estate planning purposes, or upon death of an escrow depositor, to an estate or beneficiaries. An entity holding initial shares may transfer shares only to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity. Even if transferred under these circumstances, the initial shares will remain in the escrow account. The shares are releasable from escrow prior to the above dates only if following the initial business combination, we consummate a transaction in which all of the stockholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property.

Although the founder warrants will not be placed in escrow, the holders of such founder warrants have contractually agreed that all such warrants and underlying shares will not be sold or transferred by them until (1) the later of [________], 2007 [one year from the date of this prospectus] and the consummation of a business combination or (2) anytime after six months from the consummation of a business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following the consummation of such business combination, except that a purchaser of founder warrants that is an entity may transfer the founder warrants to persons or entities that are controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, and a purchaser of founder warrants that is an individual may transfer founder warrants to family members and trusts for estate planning purposes, or, upon death, to an estate of beneficiaries.

Determination of offering amount:

We based the size of this offering on our belief as to the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We also considered the financial resources of competitors, including other blank check companies with no limitation on the industries in which they may acquire businesses and the amounts such blank check companies were seeking to raise or had raised in recent public offerings. In addition, we also considered the past experiences of our officers and directors in operating businesses, and the size of those businesses, in or related to the healthcare industry. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or the valuation of, operating companies in the healthcare industry.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders’ initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 13 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)(2)	$(29,200)	$70,447,300
Total assets(3)	$246,470	$71,947,300
Total liabilities(4)	$229,170	$1,500,000
Value of common stock which may be converted for cash	$—	$14,249,992
Stockholders’ equity	$17,300	$56,197,308

——————

(1)

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated gross proceeds, the receipt of approximately $1,250,000 from the sale of the founder warrants in a private placement immediately prior to this offering, and the payment of the estimated remaining costs from such unit sale, including the repayment of an aggregate of $225,000 of promissory notes payable to K. Michael Forrest, Easton Associates LLC and Treasure Road Partners, Ltd.

(2)

The working capital (as adjusted) amount includes the proceeds of the sale of $1,250,000 of founder warrants immediately prior to this offering, but does not include the $1,500,000 being held in the trust account that will either be paid to the underwriter upon consummation of our initial business combination or to our public stockholders in the event we do not consummate a business combination within the required time period.

(3)

The total assets (as adjusted) amounts include the $71,250,000 being held in the trust account, which will be distributed on completion of our initial business combination (i) to any stockholders who exercise their conversion rights, (ii) to the underwriter in the amount of $1,500,000 (or $1,725,000, if the underwriter’s over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we have agreed to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account.

(4)

The total liabilities (as adjusted) amount represents the underwriter’s fee being held in trust that will be paid to the underwriter upon consummation of our initial business combination. $1,500,000 (or $1,725,000, if the underwriter’s over-allotment option is exercised) is held in trust for this purpose.

The working capital excludes $46,500 of costs related to this offering and the founder warrants being sold in the private placement which were paid prior to June 30, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” column.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 1,874,999 shares of common stock, or approximately 19.99% of the aggregate number of shares of common stock sold in this offering, at an initial per-share conversion price of approximately $7.60. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, including amounts held in respect of deferred underwriting discounts and commissions and including accrued interest earned on the trust account balance (net of one half of the interest income on the trust account balance accrued and reserved or released to us to fund working capital requirements and net of taxes payable on all accrued interest), as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we will be forced to dissolve and liquidate.

We must complete a business combination with one or more operating businesses with a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $1,500,000, or $1,725,000 if the over-allotment option is exercised in full) at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 24-month period). If we fail to complete a business combination within the required time frame we will promptly initiate procedures to dissolve and liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a transaction.

If we are required to dissolve and liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are required to dissolve and liquidate our assets, the per-share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated cost associated with seeking a business combination. Upon our dissolution and liquidation of the trust account, investors in this offering will be entitled to receive approximately $7.60 per share plus interest earned on their pro rata portion of the trust account not previously released to us (net of taxes payable thereon) and may lose money on their initial investment. Furthermore, the warrants will expire with no value if we dissolve and liquidate before the completion of a business combination.

If we are unable to maintain a current prospectus relating to the common stock underlying our warrants, our warrants may have little or no value and the market for our warrants may be limited.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our reasonable best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of our warrants until the expiration of our warrants. However, we cannot assure you that we will be able to do so. In addition, the warrant agreement provides that we are not required to net-cash settle the warrants if we are unable to maintain a current prospectus. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, our warrants may not be exercisable before they expire. Thus, our warrants may be deprived of any value and the market for our warrants may be limited and the warrants may expire worthless.

Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Our certificate of incorporation requires that we obtain consent of 95% of our stockholders to amend the following provisions:

•

upon consummation of this offering, $71,250,000 (or $81,937,500, if the over-allotment option is exercised in full), of the proceeds from the offering and the private placement shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination, including the payment of the deferred underwriting discounts and commissions, or thereafter, upon our dissolution and liquidation, or as otherwise permitted in the certificate of incorporation;

•

prior to consummating a business combination, we must submit such business combination to our stockholders for approval;

•

we may consummate the business combination if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•

if a business combination is approved and consummated, public stockholders who voted against the business combination and who exercise their conversion rights will receive their pro rata share of the trust account, including amounts held in respect of deferred underwriting discounts and commissions and including any interest earned thereon (net of one half of the interest income on the trust account balance accrued and reserved or released to us to fund working capital requirements and net of taxes payable on all accrued interest); and

•

if a business combination is not consummated or a letter of intent, an agreement in principle, or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets, including funds in the trust account, and we will not be able to engage in any other business activities.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business or businesses that have not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve and liquidate, and distribute our assets to our public stockholders.

We will promptly initiate procedures for our dissolution and the distribution of our assets, including the funds held in the trust account, to our public stockholders, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 24-month period). We will seek stockholder approval for our dissolution and plan for the distribution of our assets. Upon the approval by our stockholders of our dissolution and plan for the distribution of our assets, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. However, soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the SEC and could be subject to their review. This process could take up to several months.

As a result, the distribution of our assets to the public stockholders could be subject to a considerable delay. Furthermore, we may need to postpone the stockholders meeting, resolicit our stockholders, or amend our plan for the distribution of our assets to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for our dissolution obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution. If our stockholders do not approve a plan of dissolution and distribution and the funds remain in the trust account for an indeterminate amount of time, we may be considered to be an investment company.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $7.60 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Pursuant to Delaware General Corporation Law Section 281(b), upon our dissolution we will be required to pay or make reasonable provision to pay all claims and obligations of the corporation, including all contingent, conditional, or unmatured claims. While we intend to pay those amounts from our funds not held in trust, we cannot assure you those funds will be sufficient to cover such claims and obligations. Although we will seek to have all vendors, prospective target businesses or other entities waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will agree to such waivers, or even if they agree to such waivers that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility, and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

In addition, although our directors and officers have agreed to indemnify us for claims by any vendor that is owed money by us for services rendered or products sold to the extent that such claims reduce the amounts in the trust fund to be distributed to the public stockholders upon our dissolution, this indemnification is limited to claims by vendors that do not execute a valid and enforceable waiver of all rights, title, interest, and claim of any kind in or to the monies held in the trust account. Claims by target businesses or other entities and vendors that execute such agreements would not be indemnified by our directors and officers. Based on representations made to us by our directors and officers, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. The indemnification obligations may be substantially higher than our directors and officers currently foresee or expect and/or their financial resources may deteriorate in the future. Hence, we cannot assure you that our directors and officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the distribution amounts due to them. Accordingly, the actual per share amount distributed from the trust account to our public stockholders could be significantly less than approximately $7.60, without taking into account interest earned on the trust account (net of taxes payable on such interest), due to claims of creditors. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with Delaware General Corporation Law procedures and federal securities laws and regulations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in dissolution, regardless of when such claims are filed.

We cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them in dissolution. Further, because our certificate of incorporation provides that we distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution. The limitations on stockholder liability under the DGCL for claims against a dissolved corporation are determined by the procedures that a corporation follows for distribution of its assets following dissolution. If we complied with the procedures set forth in Sections 280 and 281(a) of the DGCL (which would include, among other things, a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, an additional 150-day waiting period before any liquidating distributions are made to stockholders, as well as review by the Delaware Court of Chancery) our stockholders would have no further liability with respect to claims on which an action, suit or proceeding is begun after the third anniversary of our dissolution. However, in accordance with our intention to liquidate and distribute our assets to our stockholders as soon as reasonably possible after dissolution , our certificate of incorporation provides that we will comply with Section 281(b) of the DGCL instead of Sections 280 and 281(a). Accordingly, our stockholders’ liability could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’s operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly or adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business.”

We are uncertain as to the type of healthcare company that we may acquire and, accordingly, investors in this offering are unable to ascertain the merits or risks of the particular segment of the healthcare industry from which we may ultimately select a target business for a business combination.

We intend to consummate a business combination with a company in the healthcare industry. We are currently uncertain as to what type of healthcare business we intend to acquire. The healthcare industry is very broad and an investor’s view of what constitutes a healthcare company may vary from our management’s view of a healthcare company. We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate within the healthcare industry. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular segment of the healthcare industry from which we may ultimately select a target business for a business combination.

We may acquire a target business located outside of the United States which may subject us to additional risks that could have an adverse effect on our business operations and financial results subsequent to the business combination.

Acquiring and operating a foreign target company may involve additional risks, including changes in trade protection and investment laws, policies and measures, and other regulatory requirements affecting foreign trade and investment; social, political, labor, or economic conditions in a specific country or region; and difficulties in staffing and managing foreign operations. In addition, significant fluctuations in exchange rates between the U.S. dollar and foreign currencies may adversely affect the price of acquiring a foreign target business and, subsequent to acquisition, our future net revenues. These types of risks may impede our ability to successfully complete a business combination with a target business located outside of the United States and may impair our financial results and operations if we consummate such a business combination.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based on publicly available information, since August 2003, approximately 67 similarly structured blank check companies have completed initial public offerings and numerous others have filed registration statements. Of these companies, only nine companies have consummated a business combination, of which only one was in the healthcare industry, while 20 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Accordingly, there are approximately 38 blank check companies with more than $2.9 billion in trust, and potentially approximately an additional 49 blank check companies that have filed registration statements and are or will be seeking to enter into a business combination. We believe that there are approximately ten blank check companies that have identified the healthcare industry as the industry in which they are seeking to complete a business combination, of which seven have completed initial public offerings and are seeking to complete a business combination and three have filed registration statements for their initial public offerings. As a result, we may be subject to competition from these and other companies seeking to complete a business combination within the healthcare industry which, in turn, will result in an increased demand for privately-held companies in such industry. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only 29 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 60,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriter’s over-allotment option), there will be 36,531,250 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to the underwriter) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. Any additional equity investors in an offering consummated prior to, or in connection with, a business combination would not be able to participate in any distribution upon our liquidation of the trust account and, accordingly, would not reduce the $7.60 amount expected to be paid to public stockholders upon liquidation of the trust account. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•

may significantly reduce the equity interest of investors in this offering;

•

could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Additionally, the healthcare industry is capital intensive, traditionally using substantial amounts of indebtedness to finance acquisitions, capital expenditures and working capital needs. If we finance any acquisitions through the issuance of debt securities, it could result in:

•

default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

The value of your investment in us may decline if any of these events occur.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

Our existing stockholders, including officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of the offering, our existing stockholders, including our officers and directors, will collectively own approximately 20% of our issued and outstanding shares of common stock which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. If we are not subject to Section 2115(b) of the California Corporations Code, our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering and the private placement, only $680,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to one-half of the interest earned, net of taxes payable on such interest, for such purposes, if interest rates were to decline substantially, we may not have sufficient funds available to provide us with the working capital necessary to complete a business combination. In such event, we would need to raise additional equity capital or borrow funds from our existing stockholders, including officers and directors, or others or be forced to liquidate. None of our existing stockholders, officers or directors is required to provide any financing to us and we are permitted to obtain financing from third party lenders.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also likely that some of our current officers and directors will resign upon the consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our management and other key personnel, particularly our chief executive officer, to remain associated with us following a business combination, it is unlikely that all of our current management will be able to remain with the combined company after the consummation of a business combination. Thus, we will likely employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because all of our officers and directors currently directly or indirectly own shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors, either directly or indirectly own shares of our common stock. None of these persons will have the right to receive distributions from the funds held in a trust account with respect to shares of our common stock acquired by them prior to the completion of this offering upon our dissolution and liquidation in the event we fail to complete a business combination and they would lose their entire investment in us were this to occur. Therefore, the personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. This may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our existing stockholders, conflicts of interest could arise.

Our existing stockholders either currently have or may in the future have affiliations with companies in the healthcare industry. If we were to seek a business combination with a target business with which one or more of our existing stockholders is affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. If conflicts arise, they may not necessarily be resolved in our favor.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with entities engaged in business activities that are, similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers, directors or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, all of our officers and directors currently are, and may in the future become affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us. All of our officers and directors hold positions as officers and/or directors of companies in the healthcare industry. Due to these existing affiliations, they and our other directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund and one half of the interest income from the trust account, net of income taxes payable on such interest, which will be released to us, unless the business combination is consummated. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our directors and officers could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. In addition we will be using the services of Easton Associates, LLC, the largest equity holder of which is Robert Easton, one of our directors, for due diligence, market research, opportunity assessment, strategic development support and other consulting services rendered on an arms’-length basis in connection with identifying potential targets and consummating a business combination.

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

Our initial business combination must be with a business or businesses with a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $1,500,000, or $1,725,000 if the underwriter’s over-allotment option is exercised in full) at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses that we acquire.

Because of our limited resources and the significant competition for target businesses, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting acquisitions directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

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our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

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our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

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our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need stockholder approval. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to liquidate.

A significant portion of our working capital could be expended in pursuing acquisitions that are not consummated.

We expect that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, probably would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 20% or more of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—We have neither selected nor approached any target businesses.”

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (including interest earned on the trust account released to us) in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or existing stockholders is required to provide any financing to us in connection with or after a business combination.

Risks related to the healthcare industry

If we are unable to comply with governmental regulations affecting the healthcare industry, it could negatively affect our operations.

There is extensive government regulation of many healthcare businesses as well as various proposals at the federal government level to reform the healthcare system. Changes to the existing regulatory framework and/or implementation of various reform initiatives could adversely affect certain sectors of the healthcare industry. If we are unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our business and operations. For a more complete discussion of the government regulations applicable to the healthcare industry, please see the section entitled “Proposed Business—Government Regulations” below.

If we are required to obtain governmental approval of our products following a business combination, the production of our products could be delayed and we could be required to engage in a lengthy and expensive approval process that may not ultimately be successful.

Unanticipated problems may arise in connection with the development of new products or technologies, and many such efforts may ultimately be unsuccessful. In addition, testing or marketing products may require obtaining government approvals, which may be a lengthy and expensive process with an uncertain outcome. Delays in commercializing products may result in the need to seek additional capital, potentially diluting the interest of investors. These various factors may result in abrupt advances and declines in the securities prices of particular companies in the healthcare industry and, in some cases, may have broad effect on the prices of securities of specific healthcare companies or of companies in the healthcare industry generally.

The healthcare industry is susceptible to significant liability exposure. If liability claims are brought against us following a business combination, it could materially adversely affect our operations.

Any target business we acquire in the healthcare industry will be exposed to potential liability risks that are inherent in the testing, manufacturing, marketing and sale of healthcare products and/or the provisions of healthcare services. We cannot assure you that a liability claim would not have material adverse effect on our business, financial condition or market prices of our securities.

If we are unable to obtain and maintain protection for the intellectual property relating to our technologies and products or services following a business combination, the value of our technology, products or services may be decreased and our revenues may be likewise decreased.

Intellectual property rights in the fields of biotechnology, pharmaceuticals, diagnostics and medical devise is highly uncertain and involves complex legal and scientific questions. At the same time, the profitability of companies in these fields generally depends on sustained competitive advantages and differentiation that are based on intellectual property. Our success following a business combination will depend in large part on our ability to obtain and maintain protection in the United States and other countries for the intellectual property covering or incorporated into our technology products or services. We may not be able to obtain additional issued patents relating to our technology, products or services. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or services, limit the length of term of patent protection we may have for our products or services, and expose us to substantial litigation costs and drain our resources. Changes in either patent laws or in interpretation of patent laws in the Untied States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.

If our prospective business infringes on the rights of third parties, we could be prevented from selling products, forced to pay damages, and may have to defend against litigation.

In the event that the products, methods, processes or other technologies of our prospective business are claimed to infringe the proprietary rights of other parties, we could incur substantial costs and may be required to:

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obtain licenses, which may not be available on commercially reasonable terms, if at all;

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abandon an infringing product, process or technology;

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redesign our products, processes or technologies to avoid infringement;

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stop using the subject matter claimed in the patents held by others;

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defend litigation or administrative proceedings; or

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pay damages.

Our investments in healthcare-related companies may be extremely risky and we could lose all or part of our investments.

An investment in healthcare-related companies may be extremely risky relative to an investment in companies operating in other sectors due, in part, to the following factors:

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early stage healthcare companies typically have limited operating histories, narrow research and development capabilities, narrow potential product lines, are usually focused exclusively on development of potential products and technologies, and most have not yet reached the stage of product commercialization;

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to the extent that early stage healthcare companies are actually commercializing products, they generally have smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions;

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early stage healthcare companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with product candidates subject to a substantial risk of failure, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

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because many smaller healthcare companies tend to be privately owned, there is generally little publicly available information about these businesses; therefore, we may not learn all of the material information we need to know regarding these businesses; and

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many small healthcare companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the operations of any healthcare-related company we may acquire.

Changes in the healthcare industry are subject to various influences, each of which may affect our prospective business.

The healthcare industry is subject to changing political, economic, and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Any changes in current healthcare financing and reimbursement systems could cause us to make unplanned enhancements of our prospective products, or result in delays or cancellations of orders, or in the revocation of endorsement of our prospective products by clients. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. Such programs may increase governmental regulation or involvement in healthcare, lower reimbursement rates, or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our prospective products.

Many healthcare industry participants are consolidating to create integrated healthcare systems with greater market power. As the healthcare industry consolidates, competition to provide products to industry participants may become even more intense, as will the importance of establishing a relationship with each industry participant.

These industry participants may try to use their market power to negotiate price reductions for our prospective products. If we were forced to reduce our prices, our operating results could suffer if we could not achieve corresponding reductions in our expenses.

Any business we acquire will be subject to extensive government regulation. Any business changes to the laws and regulations governing our prospective business, or the interpretation and enforcement of those laws or regulations, could cause us to modify our operations and could negatively impact our operating results.

Our prospective business will be extensively regulated by the federal government and any  states in which we decide to operate. The laws and regulations governing our operations, if any, are generally intended to benefit and protect persons other than our stockholders. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations along with the terms of any government contracts we may enter into would regulate how we do business, what products we could offer, and how we would interact with the public. These laws and regulations, and their interpretations, are subject to frequent change. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or regulations could reduce our revenue, if any, by:

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imposing additional research requirements, thereby delaying the launch of potential new products and increasing expenses;

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increasing our liability;

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increasing our administrative and other costs;

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increasing or decreasing mandated benefits;

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forcing us to restructure our relationships with providers or partners; or

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requiring us to implement additional or different programs and systems.

An example of recently enacted and far-reaching legislation is the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which will have very significant effects in greatly increasing the level of federal expenditures for prescription drugs. The new legislation will alter the nature and degree of reimbursement for drugs as it is phased in during 2006. Any analogous requirements applied to our prospective products would be costly to implement and could affect our prospective revenues.

The current administration’s issuance of new regulations, its enforcement of the existing laws and regulations, the states’ ability to promulgate stricter rules, and uncertainty regarding many aspects of the regulations may make compliance with any new regulatory landscape difficult. In order to comply with any new regulatory requirements, any prospective business we acquire may be required to employ additional or different programs and systems, the costs of which are unknown to us at this time. Further, compliance with any such new regulations may lead to additional costs that we have not yet identified. We do not know whether, or the extent to which, we would be able to recover our costs of complying with any new regulations. Any new regulations and the related compliance costs could have a material adverse effect on our business.

If we are unable to attract qualified healthcare professionals at reasonable costs, it could limit our ability to grow, increase our operating costs and negatively impact our business.

We may rely significantly on our ability to attract and retain qualified healthcare professionals who possess the skills, experience and licenses necessary to meet the certification requirements and the requirements of applicable state and federal governing bodies. We will compete for qualified healthcare professionals with other healthcare organizations, universities, hospitals and government organizations.

Our ability to attract and retain such qualified healthcare professionals will depend on several factors, including our ability to provide attractive assignments and competitive benefits and wages. We cannot assure you that we will be successful in any of these areas.

We may be dependent on payments from Medicare and Medicaid. Changes in the rates of methods governing these payments for our prospective products, or delays in such payments, could adversely affect our prospective revenue.

Any reductions in amounts paid by government programs for our prospective products or changes in methods or regulations governing payments would adversely affect our potential revenue. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would also adversely affect our potential revenue.

If our costs were to increase more rapidly than payment adjustments we receive from Medicare, Medicaid or other third-party payors for any of our potential products, our revenue could be negatively impacted. Accordingly, our revenue may be largely dependent on our ability to manage costs of providing such products.

We may depend on payments from third-party payors, including managed care organizations. If these payments are reduced, eliminated or delayed, our prospective revenues could be adversely affected.

We may be dependent upon private sources of payment for any of our potential products or research services. Any amounts that we may receive in payment for such products or services may be adversely affected by market and cost factors as well as other factors over which we have no control, including regulations and cost containment and utilization decisions and reduced reimbursement schedules of third-party payors. Any reductions in such payments, to the extent that we could not recoup them elsewhere, would have a material adverse effect on our prospective business and results of operations. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would have a material adverse effect on our prospective business and results of operations.

If the FDA or other state or foreign agencies impose regulations that affect our potential products, our costs will increase.

The development, testing, production and marketing of any of our potential products that we may manufacture, market or sell following a business combination may be subject to regulation by the FDA as “drugs.” All “new drugs” must be the subject of an FDA-approved new drug application (NDA) and all new biologics products must be the subject of a biologics license application (BLA) before they may be marketed in the United States. All generic equivalents to previously approved drugs or new dosage forms of existing drugs must be the subject of an FDA-approved abbreviated new drug application (ANDA) before they may be marketed in the United States. In all cases, the FDA has the authority to determine what testing procedures are appropriate for a particular product and, in some instances, has not published or otherwise identified guidelines as to the appropriate procedures. The required product testing and approval process for new drugs and biologics ordinarily takes several years and requires the expenditure of substantial resources. Testing of any product under development may not result in a commercially viable product. Even after such time and expenses, regulatory approval by the FDA may not be obtained for any products developed. Even if regulatory approval is obtained, a marketed product, its manufacturer and its manufacturing facilities are subject to continual review and periodic inspections. Subsequent discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on the product or manufacturer, including withdrawal of the product from the market.

Even if required FDA approval has been obtained with respect to a new drug or biologic product, foreign regulatory approval of a product must also be obtained prior to marketing the product internationally. Foreign approval procedures vary from country to country and the time required for approval may delay or prevent marketing. Although there is now a centralized European Union approval mechanism for new pharmaceutical products in place, each European Union member state may nonetheless impose its own procedures and requirements, many of which are time consuming and expensive, and some European Union member states require price approval as part of the regulatory approval process. Thus, there can be substantial delays in obtaining required approval from both the FDA and foreign regulatory authorities.

The regulatory requirements applicable to any new drug or biologic product may be modified in the future. We cannot determine what effect changes in regulations or statutes or legal interpretations may have on a product in the future. Any changes or new legislation could have a material adverse effect on our ability to develop and sell new drug and biologics products and, therefore, our ability to generate revenue and cash flow from them.

The FDA and state authorities have broad enforcement powers. The FDA can impose civil and criminal enforcement actions and other penalties on us if we were to fail to comply with stringent FDA regulations. Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA or state agencies, which may include any of the following sanctions:

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warning letters, fines, injunctions, consent decrees and civil penalties;

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repair, replacement, refunds, recall or seizure of our products;

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operating restrictions or partial suspension or total shutdown of production;

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refusal of requests for approval of new products, new intended uses, or modifications to existing products;

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withdrawal of market approvals previously granted; and

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criminal prosecution.

If any of these events were to occur, it could harm our business.

Medical manufacturing facilities must maintain records, which are available for FDA inspectors documenting that the appropriate manufacturing procedures were followed.

Should we acquire such a facility as a result of a business combination, the FDA would have authority to conduct inspections of such a facility. Labeling and promotional activities are also subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. Any failure by us to take satisfactory corrective action in response to an adverse inspection or to comply with applicable FDA regulations could result in enforcement action against us, including a public warning letter, a shutdown of manufacturing operations, a recall of our products, civil or criminal penalties or other sanctions. From time to time, the FDA may modify such requirements, imposing additional or different requirements that could require us to alter our business.

Risks associated with this offering

Our existing stockholders paid an aggregate of $25,000, or approximately $0.01067 per share, for their founding shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.6% or $2.29 per share (the difference between the pro forma net tangible book value per share of $5.71 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units offered pursuant to this prospectus and the founder warrants issued in the private placement, we will be issuing warrants to purchase an aggregate of 10,625,000 shares of common stock. In addition, we have agreed to sell to the underwriter an option to purchase up to an aggregate of 562,500 units that, if exercised, would result in the issuance of an additional 562,500 units, comprised of 562,500 shares of common stock and 562,500 warrants (assuming the option is not exercised on a cashless basis). We may call the option for redemption, for $100, if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period ending three business days before we send the notice of redemption. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effect a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of the 2,343,750 shares of common stock they acquired prior to this offering (or an aggregate of 2,695,312 shares of common stock if the 351,562 shares which we expect to declare as a dividend to our existing stockholders prior to the effective date of the offering are not later repurchased by us) at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will occur upon the expiration of one year after a business combination is completed. Furthermore, they are entitled to demand the registration of the securities underlying the 1,250,000 founder warrants and the underlying stock they are purchasing in the private placement at any time after the completion of a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 2,343,750 (or 2,695,312 if the dividend shares are declared and issued and not later repurchased by us) shares of common stock and 1,250,000 warrants or up to 3,593,750 (or 3,945,312 if the dividend shares are declared and issued and not later repurchased by us) shares of common stock issued on exercise of the warrants eligible for trading in the public market (assuming the warrants are not exercised on a cashless basis). The presence of these additional securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

If you are not an institutional investor you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to individual investors only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of the various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies, and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units, are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting—State Blue Sky Information.”

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•

make a special written suitability determination for the purchaser;

•

receive the purchaser’s written agreement to a transaction prior to sale;

•

provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the  required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the NASD, but not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses. We will invest the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or in money market funds meeting the criteria under Rule 2a-7 under the 1940 Act until we use them to complete a business combination. By limiting the investment of the funds to these instruments, we believe that we will not be considered an investment company under the 1940 Act. This offering is not intended for persons who are seeking a return on investments in these types of instruments. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the proceeds held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the 1940 Act.

If we are deemed to be an investment company under the 1940 Act, our activities may be restricted, including:

•

restrictions on the nature of our investments; and

•

restrictions on the issuance of securities, each of which may make it difficult for us to consummate a business combination.

We would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements and the costs of meeting these requirements would reduce the funds we have available outside the trust account to consummate a business combination.

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, especially if the acquired company is in a developing country or a country that is not fully market-oriented. If we were to acquire a business that operates in such a country, our operations might not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development.

Our directors, including those we expect to serve on our Audit Committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors either directly or indirectly owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as attending meetings of the Board of Directors, identifying potential target businesses, and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders’ initial equity investment was only $25,000, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies may disallow our offering in their respective states.

Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc. state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company’s promoters does not exceed (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $75,000,000 assuming no exercise of the underwriter’s over-allotment option, the minimum initial investment for the purposes of this offering would be approximately $1,960,000 under the above-noted formula. The initial investment of $25,000 by our existing stockholders, some of whom may be deemed “promoters” under this policy, is less than the required minimum amount pursuant to this policy. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Because to date, we have no revenues from operations and an accumulated deficit, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition may disallow our offering in their respective states.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North America Securities Administrators Association, Inc., state administrators may disallow an offering in their respective states if the financial statements of the issuer contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the issuer’s ability to continue as a going concern and the issuer has (i) an accumulated deficit, (ii) negative stockholders’ equity, (iii) an inability to satisfy current obligations as they come due or (iv) negative cash flow or no revenues from operations. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed in one or more states pursuant to this policy.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•

ability to complete a combination with one or more target businesses;

•

success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•

executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;

•

potential inability to obtain additional financing to complete a business combination;

•

limited pool of prospective target businesses;

•

securities ownership being concentrated;

•

potential change in control if we acquire one or more target businesses for stock;

•

risks associated with operating in the healthcare industry;

•

public securities limited liquidity and trading, as well as the current lack of a trading market; and

•

use of proceeds not in trust or available to us from interest income, net of income taxes, on the trust account balance, and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	Over- Allotment Option Exercised

Gross proceeds
Offering gross proceeds	$75,000,000	$86,250,000
Gross proceeds from private placement of founder warrants	1,250,000	1,250,000
Total gross proceeds	$76,250,000	$87,500,000
Offering and private placement expenses(1)
Underwriting discounts and commissions (7% of offering gross proceeds)(2)	$5,250,000	$6,037,500
Legal fees and expenses (including blue sky services and expenses)	350,000	350,000
Miscellaneous expenses	71,400	71,400
Printing and engraving expenses	65,000	65,000
Accounting fees and expenses	50,000	50,000
SEC registration fees	17,100	17,100
NASD registration fees	16,500	16,500
Total offering expenses	$5,820,000	$6,607,500
Proceeds after non-deferred offering and private placement expenses	$70,430,000	$80,892,500
Deferred underwriting discounts and commissions held in trust	$1,500,000	$1,725,000
Adjusted proceeds after offering expenses	$71,930,000	$82,617,500
Total net proceeds not held in trust	$680,000	$680,000
Total net proceeds held in trust	$71,250,000	$81,937,500

Percentage of offering gross proceeds held in trust	95.0%	95.0%

Use of net proceeds not held in trust and one-half of the interest income earned on the trust account (net of taxes payable) that may be released to us
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	500,000	34%
Payment for office space and administrative and support services ($7,500 per month for up to two years)	180,000	12%
Due diligence of prospective target businesses	250,000	17%
Miscellaneous fees	100,000	7%
Working capital to cover miscellaneous expenses including D&O insurance and other insurance and possible dissolution expenses(3)	450,000	30%
Total	1,480,000	100%

——————

(1)

A portion of the offering and private placement expenses have been paid from the funds we received from our existing stockholders, as described below. These funds will be repaid upon consummation of this offering out of the proceeds of this offering.

(2)

The amount of deferred underwriting discounts and the amount held in trust includes $1,500,000 (or $1,725,000, if the underwriter’s over-allotment option is exercised in full) that will be paid to the underwriter only upon consummation of the initial business combination and will not be available for use to acquire an operating business.

(3)

The miscellaneous fees and expenses may include, without limitation, potential deposits, down payments, exclusivity fees, finder’s fees, or similar fees or compensation, reserves, costs and expenses associated with our dissolution and liquidation and costs for possible repurchase of dividend shares from existing stockholders.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the healthcare industry.

Of the net proceeds from this offering and the private placement, $71,250,000 (or $81,937,500 if the underwriter’s over-allotment option is exercised in full), of which $1,500,000 (or $1,725,000, if the underwriter’s over-allotment option is exercised in full) is attributable to the deferred underwriter’s discounts and commissions, will be placed in a trust account at J.P. Morgan Chase N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee, and invested by Morgan Stanley. Except for interest income released to us, net of income taxes, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with one or more target businesses which have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $1,500,000, or $1,725,000 if the underwriter’s over-allotment option is exercised in full) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 20% of the public stockholders voting against the business combination and exercising their conversion rights. Following release from the trust account of one-half of the interest income, net of income taxes, on the trust account balance that we may use for working capital requirements and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriter will receive its deferred underwriting fee discount equal to 2% of the gross proceeds of the offering, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or for working capital to finance the operations of the target business, which may include subsequent acquisitions. We have agreed to pay Apex Bioventures, LLC, a limited liability company controlled by K. Michael Forrest, our Chairman and Chief Executive Officer and one of our directors, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the San Francisco, California metropolitan area, the fee charged by Apex Bioventures, LLC is at least as favorable as we could have obtained from an unaffiliated third party.

We expect to use capital (approximately $300,000) for premiums for director and officer liability insurance, with a balance of $150,000 allocated for other miscellaneous expenses of structuring and negotiating business combinations, and, if necessary, to cover the costs and expenses associated with our dissolution and liquidation (which we estimate will be in the range of $50,000 to $75,000). In addition, such miscellaneous expenses may include up to $35.16 that may be needed to repurchase up to 351,562 dividend shares issued to our existing stockholders in the event that the underwriters do not exercise all or a portion of their over-allotment option. We have allocated $250,000 for the expenses associated with identifying and performing initial due diligence of prospective acquisition targets. We have further allocated approximately $500,000 for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research and valuation firms, as well as other third party consultants. Other than for Easton Associates, none of our officers or directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, of one-half of the interest earned, net of taxes, that will be released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, although we have no present intention to do so, it is possible that we will in the future find it necessary or desirable to use a portion of these funds to make a down payment or deposit or fund a lock-up or “no-shop” provision, with respect to a potential business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. If we use a significant portion of our funds for such a purpose and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used some or all of the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or to conduct due diligence with respect to, other potential target businesses. In that event, we may be required to liquidate before the completion of a business combination.

Treasure Road Partners, Ltd., a company controlled by Gary E. Frashier, Easton Associates, LLC, the largest equity holder of which is Robert J. Easton, and K. Michael Forrest have together loaned to us a total of $225,000 for the payment of offering expenses. These non-interest bearing loans will be payable on the earlier of June 15, 2007 or the consummation of this offering. This loan will be repaid out of the proceeds of this offering not held in trust.

The net proceeds of this offering which are held in the trust account will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended so that we are not deemed to be an investment company under the Investment Company Act of 1940. According to the Federal Reserve Statistical Release dated July 3, 2006, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ending July 3, 2006, 4.62%, 4.85% and 5.08%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income, net of income taxes payable on such interest, of one half of the interest earned on the trust account balance is releasable to us from the trust account to fund our working capital requirements. Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of one half of the interest earned on the balance of the trust account, net of income taxes payable on such interest, to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time.

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our directors, officers or existing stockholders or any of their affiliates, other than the payment of $7,500 per month to Apex Bioventures, LLC, a company controlled by K. Michael Forrest,  in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the business combination and due diligence fees paid to Easton Associates. However, our directors, officers and existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable and interest amounts, net of taxes payable previously released to us from the trust account) only in the event of our dissolution upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares to cash by exercising conversion rights in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

In the event of our dissolution, as described above, our existing stockholders, including our officers and directors will be entitled to receive distributions of our assets, including funds from the trust account, solely with respect to any shares of common stock which they purchased in or following this offering.

DIVIDEND POLICY

Prior to the effective date of this offering, we expect to declare a stock dividend of 351,562 shares solely to ensure that our existing stockholders will own 20% of our outstanding shares of common stock in the event that the underwriter exercises its over-allotment option to purchase up to 1,406,250 additional shares. If declared, such 351,562 shares will be subject to our right to repurchase, at par value.

We have not paid any dividends on our common stock to date and, except as described above, do not intend to pay dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2006, and as adjusted to give effect to the sale of our units in this offering and the founder warrants in the private placement and the application of the estimated net proceeds derived from the sale of our units in this offering and the founder warrants in the private placement, but does not give effect to an exercise of the underwriter’s over-allotment option:

	June 30, 2006
	Actual	As Adjusted

Notes payable to existing stockholders(1)	$225,000
Total debt	$225,000
Common stock, $.0001 par value, 0 and 1,874,999 shares which are subject to possible conversion, shares at conversion value		$14,249,992
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding
Common stock, $.0001 par value, 60,000,000 shares authorized; 2,343,750 shares issued and outstanding; 9,843,751 shares issued and outstanding (excluding 1,874,999 shares subject to possible conversion), as adjusted(2)	234	984
Additional paid-in capital(3)	24,766	56,204,024
Earnings (Deficit) accumulated during the development stage	(7,700)	(7,700)
Total stockholders’ equity	$17,300	$56,197,308
Total capitalization	$242,300	$70,447,300

———————

(1)

The notes payable are comprised of promissory notes totaling $75,000 issued to each of Treasure Road Partners, Ltd., a company controlled by Gary E. Frashier, Easton Associates, LLC, the largest equity holder of which is Robert J. Easton, and K. Michael Forrest. The promissory notes are due at the earlier of June 15, 2007 or the closing of this offering

(2)

Does not include an aggregate of 351,562 shares of common stock which we expect to declare as a dividend prior to the effective date of the offering, some or all of which will be repurchased by us following the offering in the event that the underwriter does not elect to exercise its over-allotment option in full.

(3)

Includes an aggregate of $1,250,000 payable immediately prior to this offering by officers, directors and existing stockholders for the purchase in a private placement of 1,250,000 founder warrants.

If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per share conversion price equal to the aggregate amount then on deposit in the trust account, including amounts held in respect of deferred underwriting discounts and commissions and including accrued interest (net of one half of the interest income on the trust account balance accrued and reserved or released to us to fund working capital requirements and net of taxes payable on all accrued interest), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering  (initially, approximately $7.60 per share).

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering and the private placement. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At June 30, 2006, our net tangible book value was a deficiency of $29,200, or approximately $(0.01) per share of common stock. After giving effect to the sale of 9,375,000 shares of common stock included in the units to be sold in this offering, and the sale of 1,250,000 founder warrants to be sold in the private placement, and the deduction of underwriting discounts and commissions and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 1,874,999 shares of common stock which may be converted to cash) at June 30, 2006 would have been approximately 56,197,308, or $5.71 per share, representing an immediate increase in net tangible book value of $5.72 per share to the existing stockholders and an immediate dilution of $2.29 per share, or approximately 28.6%, to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	5.72
Pro forma net tangible book value after this offering		5.71
Dilution to new investors		$2.29

Our pro forma net tangible book value after this offering is $14,249,992 less than it otherwise would have been because, if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to 19.99% of the aggregate number of shares sold in this offering at a per share conversion price equal to the aggregate amount then on deposit in the trust account, including amounts held in respect of deferred underwriting discounts and commissions and including accrued interest (net of one half of the interest income on the trust account balance accrued and reserved or released to us to fund working capital requirements and net of taxes payable on all accrued interest), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering  (initially, approximately $7.60 per share).

The following table sets forth information with respect to our existing stockholders prior to and after the private placement and the new investors (without giving effect to the exercise of the underwriter’s over-allotment option or the issuance of 351,562 dividend shares some or all of which will be repurchased by us in the event that such over-allotment option is not exercised in full):

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	2,343,750	20.0%	$25,000	0.03%	$0.01
New investors	9,375,000	80.0%	$75,000,000	99.97%	$8.00
	11,718,750	100.0%	$75,025,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(29,200)
Net proceeds from this offering and the private placement	70,430,000
Add: Offering costs paid or accrued and excluded from net tangible book value before the offering	46,500
Less: Proceeds held in trust subject to conversion to ($7.60 x 1,874,999 shares)	(14,249,992)
$56,197,308
Denominator:
Shares of common stock outstanding prior to the offering and the private placement	2,343,750
Shares of common stock included in the units offered	9,375,000
Less: Shares subject to conversion	(1,874,999)
9,843,751

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on June 1, 2006, as a blank check company for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more domestic or foreign operating businesses in the healthcare industry. To date, our efforts have been limited to organizational activities and we do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

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may significantly reduce the equity interest of our stockholders;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

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default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

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our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $7,500 per month to Apex Bioventures, LLC, a company controlled by K. Michael Forrest, for administrative services, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. Some of our due diligence expenses will be paid to Easton Associates, LLC, the largest equity holder of which is Robert Easton, our President and Chief Operating Officer and one of our directors. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our existing stockholders and a loan of $225,000 that are more fully described below.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $570,000 and underwriting discounts and commissions of approximately $5,250,000 (or $6,037,500, if the underwriter’s over-allotment option is exercised in full) and (ii) the sale of founder warrants in a private placement to occur immediately prior to the closing of this offering for an aggregate purchase price of $1,250,000, will be approximately $70,430,000 (or $80,892,500, if the underwriter’s over-allotment option is exercised in full). An additional amount equal to 2% of the gross proceeds of this offering, or $1,500,000 ($1,725,000, if the underwriter’s over-allotment option is exercised in full), will be held in trust and be used to pay the underwriter a deferred fee upon the consummation of our initial business combination, and will not be available for our use to acquire an operating business. Of these amounts, a total of $71,250,000 (or $81,937,500, if the underwriter’s over-allotment option is exercised in full), will be held in the trust account and the remaining $680,000, in either case, will not be held in the trust account. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. We will use substantially all of the net proceeds of this offering not in trust to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering and the private placement, the funds available to us outside of the trust account, together with interest income, net of income taxes payable on such interest, of one-half of the interest, net of taxes, on the balance of the trust account which will be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

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approximately $250,000 of expenses for identifying and performing initial due diligence of prospective acquisition targets;

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approximately $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

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approximately $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

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approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and

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approximately $450,000 for general working capital that will be used for other expenses, including approximately $300,000 for director and officer liability insurance and other insurance premiums, and costs and expenses associated with a dissolution and liquidation (which we estimate will be in the range of $50,000 to $75,000), if necessary, and reserves.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest earned (one half of the interest earned net of taxes) on the trust account to fund such expenditures and to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six month maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated August 14, 2006, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ending August 11, 2006, 5.07%, 4.95% and 4.97%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. One half of the interest income, net of income taxes payable on such interest, on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements.

Moreover, we will need to obtain additional financing to the extent such financing is required to consummate a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

Our officers, directors and existing stockholders have agreed to purchase from us an aggregate of 1,250,000 founder warrants, at a purchase price of $1.00 per warrant, in a private placement that will occur immediately prior to this offering. The aggregate proceeds from the private placement will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the amount held in the trust account, including the proceeds from the private placement, will become part of the distribution of our assets to our public stockholders upon our dissolution, and the founder warrants will expire worthless. The founder warrants have terms and provisions that are identical to the warrants included in the units offered pursuant to this prospectus, except that the founder warrants will be non-redeemable and can be exercised on a cashless basis as long as our officers, directors and existing stockholders (or the permitted transferees described below) hold such warrants. In addition, the founder warrants purchased in the private placement will not be transferable or salable by our officers, directors and existing stockholders until (1) the later of [                   ], 2007 [one year from the date of this prospectus] and the consummation of a business combination, or (2) any time after six months from the consummation of a business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following the consummation of such business combination, except that a purchaser of founder warrants that is an entity may transfer the founder warrants to persons or entities that are controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, and a purchaser of founder warrants that is an individual may transfer founder warrants to family members and trusts for estate planning purposes, or, upon death, to an estate of beneficiaries.

Treasure Road Partners, Ltd., a company controlled by Gary E. Frashier, Easton Associates, LLC, the largest equity holder of which is Robert J. Easton, and K. Michael Forrest have agreed to loan us a total of $225,000 for the payment of offering expenses. This non-interest bearing loan will be payable on the earlier of June 15, 2007 or the consummation of this offering. This loan will be repaid out of the proceeds used to pay the offering expenses.

Option Grants

Upon the consummation of this offering, we have agreed to sell to the underwriter, for $100, an option to purchase up to a total of 562,500 units at a price of $10.00 per unit. The option can be exercised on a cashless basis. We may call the option for redemption, for $100, if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period ending three business days before we send the notice of redemption. The units issuable upon exercise of this option are identical to those offered by this prospectus.

We intend to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the offering resulting in a charge directly to stockholders’ equity and a credit to paid-in capital, and, accordingly, there will be no net impact on our financial position or results of operations, except for recording the receipt of the $100 payment at the time of the sale of the option. We estimate that the fair value of this option is $281,250 using the Black-Scholes option-pricing model. The fair value of the option is estimated using the following assumptions: (1) expected volatility of 77.80%, (2) a risk-free interest rate of 5.16% and (3) a contractual life of five years. However, because the units do not have a trading history, the expected volatility is based on information currently available to management. The expected volatility was derived by averaging the five-year historical volatility of 25 Small-cap Pharmaceutical, Biotechnology and Life Sciences companies with enterprise values between $50 and $250 million. The assumption of a contractual life of five years is based on the maximum term during which the option may be exercisable, and during which the option may be sold, assigned, pledged or hypothecated, other than to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although an expected life of five years was used in the calculation of the fair value of the option if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas such as:

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staffing for financial, accounting and external reporting areas, including segregation of duties;

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reconciliation of accounts;

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proper recordation of expenses and liabilities in the period to which they relate;

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proof of internal review and approval of accounting items;

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documentation of key accounting assumptions, estimates and/or conclusions; and

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documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2006, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on June 1, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more domestic or foreign operating businesses in the healthcare industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

Healthcare Industry

Healthcare represents a large and expanding sector of the United States economy. According to the Centers for Medicare and Medicaid Services, or CMS, the healthcare industry is one of the largest segments of the U.S. economy, with total U.S. healthcare expenditures in 2004 of nearly $1.9 trillion, or approximately $6,300 per person, which accounted for 16% of the 2004 U.S. gross domestic product, or GDP. From 2004 to 2015, national healthcare spending is anticipated to grow 7.2% per year on average, reaching approximately $4.0 trillion and 20% of GDP by 2015. The sustained demand for new drugs, medical devices, diagnostic tools and other healthcare products is particularly driven by aging populations and advances in therapeutic options. According to U.S. Census Bureau estimates, approximately 12% of the U.S. population was over 65 in 2004 and was forecasted to account for roughly 20% of the population by 2030.

The industry faces continual changes created by government and private sector financial and regulatory initiatives. U.S. healthcare is characterized by a fragmented provider system, geographic discrepancies in cost and quality, high informational asymmetry, and high costs affecting the workforce. In management’s business judgment, growing healthcare sophistication worldwide is also increasing the importance and potential of international markets.

As a result of these dynamics, we expect biotechnology and healthcare innovations to continue to create substantial new profit opportunities for both established and emerging companies. We believe that as a well-capitalized, publicly-traded company, we will have attractive business combination opportunities available to us for several reasons including:

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Lack of alternative financing: In the past few years, institutional venture and angel investors have provided robust funding for new drug candidates, devices, diagnostic tools and other healthcare technologies. This investment has created numerous emerging companies with substantial funding needs that exceed traditional venture capital capacity and with shareholders vitally interested in paths to liquidity. We believe that we will find numerous domestic and foreign companies with interesting product development portfolios that have outgrown their venture backing but cannot today independently access public-market capital.

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Availability of acquisition candidates: Our management believes that, as large pharmaceutical and healthcare products companies continue to reengineer their operating platforms and strategies, they will create spin-off and divestiture opportunities. The universe of potential acquirers or investors in these situations will be limited. As a publicly-traded company with a significant amount of liquidity available to us, we believe we will offer attractive advantages as a potential partner.

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Access to public markets: We will seek to identify interesting companies outside the United States whose strategy requires both investing in a United States presence and raising their visibility through a public listing in the United States markets. As a public company, we will offer such opportunities to potential targets.

Our management believes that many early and some later-stage biotechnology and specialty pharmaceutical companies with great potential often experience difficulties achieving and sustaining scaleable levels of success. In our experience, they can, among other things, be under capitalized, take longer than expected to achieve validating scientific or clinical results or attractive shareholder returns or fail in their first few attempts to achieve mainstream and sustaining adoption of their products. In many instances the underlying technologies within such companies are sound and the reasons for some of the situations can be traced to poor management, faulty clinical trial design, suboptimal regulatory strategies, misdirected interaction with the FDA, faulty marketing planning, poor sales strategies or misfiring on one or more components of their execution strategies. We believe that these companies may be forced to work out of these difficult situations when their investors have lost patience and enthusiasm for their investment, which may result in the loss of institutional support and capital at the most critical and promising time in the life of these companies. These are the types of healthcare companies and products we intend to target for acquisition.

Although we may consider a target business in any segment of the healthcare industry, we intend to concentrate our search for an acquisition candidate or merger partner on companies in the following segments:

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Biotechnology/Life Sciences – Biotechnology and life sciences companies seek to develop cutting edge therapies for diseases that are insufficiently treated or have no treatment at all.

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Specialty Pharmaceuticals – Specialty pharmaceutical companies focus on improving the performance and extending the lifecycle of existing drugs by finding new uses and improved delivery mechanisms.

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Clinical Diagnostics – Clinical diagnostics companies seek to develop new technologies that can be used to both diagnose and provide a value-added role in the treatment of a patient.

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Medical Devices – Medical device companies seek to develop innovative devices and minimally-invasive surgical procedures to address unmet clinical needs that cannot be treated by medication alone or at all.

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Genomics and Tools – Genomics and tools companies make discoveries that enhance the ability to improve the accuracy of the search for drugs that influence signaling pathways or can inhibit or activate targeted genes or receptors.

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Informatics – Informatics companies gather biological, clinical and research data or “informatics” that can be analyzed and interpreted to better understand the expression, interaction and effect of compounds and aid in the drug development process.

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Healthcare Services – Healthcare service companies provide important research, manufacturing and sales services to companies in the biotechnology and pharmaceutical industries.

Through our management and directors (and special advisors, as needed), we believe that we have extensive contacts and sources from which to generate acquisition opportunities in the healthcare industry. These contacts and sources include private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. We expect that, from time to time, one of these contacts or sources will advise either our management, directors or special advisors of the existence of one or more potential acquisition candidates or that potential acquisition candidates will become known to our management team, directors or special advisors through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

While we may seek to effect a business combination with more than one domestic or foreign target business, which may be in different sectors, our initial business acquisition must be with one or more operating businesses whose fair market value is, either individually or collectively, equal to at least 80% of our net assets at the time of such acquisition. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. However, there is no limitation on our ability to seek to obtain additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with a target company having a fair market value in excess of 80% of our net assets at the time of acquisition. We have not entered into any such financing arrangements or had discussions with any third party with respect to any such financing arrangements and cannot assure you that we would be able to obtain such financing arrangements on terms acceptable to us, or at all.

We will strive to maintain systematic, disciplined screening of opportunities in order to focus our work on selected high-quality situations where we hope to enjoy a competitive advantage as a result of our structure.

Government Regulations

The healthcare industry is highly regulated, and the federal and state laws that may affect our business following a business combination could be significant. The federal and state governments regulate the healthcare industry extensively including through the Medicare and Medicaid government payment programs, each of which is financed, at least in part, with federal money. State jurisdiction is based upon the state’s authority to license certain categories of healthcare professionals and providers and the state’s interest in regulating the quality of healthcare in the state, regardless of the source of payment. The significant areas of federal and state regulatory laws that could affect our ability to conduct our business following a business combination could include, among others, those regarding:

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False and other improper claims for payment. The government may fine a provider if it knowingly submits, or participates in submitting, any claim for payment to the federal government that is false or fraudulent, or that contains false or misleading information.

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Health Insurance Portability and Accountability Act. Laws designed to combat fraud against any healthcare benefit programs for theft or embezzlement involving healthcare, as well as providing various privacy rights to patients and customers.

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Anti-kickback laws. Federal and state anti-kickback laws make it a felony to knowingly and willfully offer, pay, solicit or receive any form of remuneration in exchange for referrals or recommendations regarding services or products.

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The Stark Self-Referral Law and other laws prohibiting self-referral and financial inducements. Laws that limit the circumstances under which physicians who have a financial relationship with a company may refer patients to such company for the provision of certain services.

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Corporate practice of medicine. Many states have laws that prohibit business corporations from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians, or engaging in certain arrangements, such as fee-splitting, with physicians.

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Antitrust laws. Wide range of laws that prohibit anticompetitive conduct among separate legal entities in the healthcare industry.

A violation of any of these laws could result in civil and criminal penalties, the requirement to refund monies paid by government and/or private payors, exclusion from participation in Medicare and Medicaid programs and/or the loss of licensure. Following a business combination, our management intends to exercise care in structuring our arrangements and our practices to comply with applicable federal and state laws. However, we can not assure you that our management will be successful in complying with all applicable laws and regulations. If we have been found to have violated any rules or regulations that could adversely affect our business and operations, the violations may delay or impair our ability to complete a business combination. Additionally, the laws in the healthcare industry are subject to change, interpretation and amendment, which could adversely affect our ability to conduct our business following a business combination.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We have not identified a target business

To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us nor have we, nor any of our agents of affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value equal to at least 80% of our net assets (excluding deferred underwriter’s discounts and commissions being held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective domestic or foreign acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. To the extent we effect a business combination with a foreign target business, we may be affected by numerous risks inherent in operating a business in a foreign country. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial or legal and accounting community who will become aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Any finder or broker would only be paid a fee upon the consummation of a business combination. The fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arms-length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. We intend to engage Easton Associates, LLC, the largest equity holder of which is Robert Easton, one of our directors, for due diligence, market research, opportunity assessment, strategic development support and other consulting services in connection identifying potential targets and consummating a business combination. Such engagement will be negotiated on an arm’s length basis. While we do not presently anticipate engaging the services of other professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Our officers and directors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is equal to at least 80% of our net assets (excluding deferred underwriter’s discounts and commissions being held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the healthcare industry to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

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earnings and growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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financial condition and results of operation;

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barriers to entry into the healthcare industry;

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breadth of services offered;

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degree of current or potential market acceptance of the services;

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regulatory environment of the healthcare industry; and

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costs and timing associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, except for arrangements made with Eastern Associates, LLC, the largest equity holder of which is Robert Easton, one of our directors, we will not pay any finders or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriter’s discounts and commissions being held in the trust account) at the time of such acquisition. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value and the fair market value of comparable businesses.

If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to stockholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how stockholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to affect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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result in our dependency upon the development or market acceptance of a single or limited number of services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’s management

Although we expect certain of our management, particularly Mr. Forrest, to remain associated with us following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business.

In connection with the stockholder vote on our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, either for or against the business combination in accordance with the majority of the shares of common stock voted by our public stockholders other than our existing stockholders, officers and directors. We will proceed with the business combination only if a majority of the shares of common stock voted by the holders of the common stock included in the units offered by this prospectus are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per share conversion price will be equal to the aggregate number of shares sold in this offering at a per share conversion price equal to the amount then on deposit in the trust account, including amounts held in respect of deferred underwriting discounts and commissions and including accrued interest (net of one half of the interest income on the trust account balance accrued and reserved or released to us to fund working capital requirements and net of taxes payable on all accrued interest), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $7.60, or $0.40 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after consummation of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.

As the initial conversion price of approximately $7.60 per share is lower than the $8.00 per unit offering price and may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Dissolution and distribution of assets if no business combination

We will promptly initiate procedures for our dissolution and the distribution of our assets, including the funds held in the trust account, to our public stockholders, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 24-month period). Pursuant to our certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating and winding up. Our certificate of incorporation also provides that we must comply with Section 281(b) of the Delaware General Corporation Law (“DGCL”). Section 281(b) requires us to adopt a plan for the distribution of our assets that will provide for the payment to our creditors and potential creditors, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may subsequently be brought against us in the subsequent 10 years. The plan we will also provide that after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, we will distribute our remaining assets, including the amounts held in the trust account, solely to our public stockholders. As discussed below, our dissolution and plan for distribution of our assets will be subject to stockholder approval.

Upon the approval by our stockholders of our dissolution and plan for distribution of our assets, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to completion of this offering, and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, our public stockholders will receive approximately $7.60 per share, without taking into account interest earned on the trust account (net of taxes payable on such interest). We expect that all costs associated with our dissolution, including payments to any creditors, will be funded by the proceeds of this offering not held in the trust account, although we cannot assure you that those funds will be sufficient for such purposes. If we do not have sufficient funds, the amount distributed to our public stockholders may be less than $7.60 per share, without taking into account interest earned in the trust account (net of taxes payable on income of the funds in the trust account).

To mitigate the risk of the amounts in the trust account being reduced by the claims of creditors:

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Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses, or other entities, which we refer to as potential contracted parties or a potential contracted party, execute valid and enforceable agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that has refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver.

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If we enter into an agreement with a potential contracted party that refuses to execute a valid and enforceable waiver, then our officers will be personally liable to cover the potential claims made by such party but only if, and to the extent that, the claims otherwise would reduce the trust account proceeds payable to our public stockholders in the event of a dissolution and liquidation and the claims were made by that party for services rendered or products sold to us.

However, there is no guarantee that vendors, prospective target business, or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

Further, based on representations made to us by our officers and directors, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. Despite our belief, we cannot assure you that our officers will be able to satisfy those obligations. The indemnification obligations may be substantially higher than our officers and directors currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

We will seek stockholder approval for our dissolution and plan for the distribution of our assets. We currently believe that any plan of distribution of our assets subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

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our Board of Directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and plan for the distribution of our assets, recommending to our stockholders our dissolution and such plan for the distribution of our assets; at such time we will also prepare a preliminary proxy statement setting out such plan as well as the Board’s recommendation of such plan;

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upon such deadline (or earlier as described below), we would file our preliminary proxy statement with the Securities and Exchange Commission;

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if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing date, we will file a definitive proxy statement with the Securities and Exchange Commission and will mail the definitive proxy statement to our stockholders, and 30 days following the mailing, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

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if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders as soon as permitted thereafter.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our dissolution and our board’s recommended plan for the distribution of our assets, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders our dissolution and plan for the distribution of our assets, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan.

In the event that we seek stockholder approval for our dissolution and plan for the distribution of our assets and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Our existing stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and distribution. Please see the section entitled “Risk Factors—Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve, liquidate, and distribute our assets to our public stockholders.”

We expect that our total costs and expenses associated with the implementing and completing our dissolution and plan for the distribution of our assets will be in the range of $50,000 to $75,000. This amount includes all costs and expenses related to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

We cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them in dissolution. Further, because our certificate of incorporation provides that we distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution. The limitations on stockholder liability under the DGCL for claims against a dissolved corporation are determined by the procedures that a corporation follows for distribution of its assets following dissolution. If we complied with the procedures set forth in Sections 280 and 281(a) of the DGCL (which would include, among other things, a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, an additional 150-day waiting period before any liquidating distributions are made to stockholders, as well as review by the Delaware Court of Chancery) our stockholders would have no further liability with respect to claims on which an action, suit or proceeding is begun after the third anniversary of our dissolution. However, in accordance with our intention to liquidate and distribute our assets to our stockholders as soon as reasonably possible after dissolution, our certificate of incorporation provides that we will comply with Section 281(b) of the DGCL instead of Sections 280 and 281(a). Accordingly, our stockholders’ liability could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims to arise would be from our vendors (such as accountants, lawyers and investment bankers). As described above, we intend to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly reduced and the likelihood that any claim that would result in any liability extending to the trust is limited.

Competition

We intend to concentrate our acquisition process on companies in the healthcare industry. We believe that this focus, together with our management’s experience in analyzing, investing in, financing and managing companies in this sector, will provide us with a strong competitive advantage. In particular, we have expertise in assessing the value of intellectual property assets, and in evaluating the operating characteristics of targeted healthcare sector companies. We believe that our expertise in managing and financing companies within the healthcare arena will enable us to identify attractive acquisition opportunities.

We believe that we are well positioned to identify and execute a business combination. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business combination. In addition, despite the competitive advantages we believe we enjoy, we remain subject to significant competition.

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors, which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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our obligation to convert shares of common stock held by our public stockholders into cash in certain instances may reduce the resources available to effect a business combination;

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our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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the requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. Our headquarters are located at 18 Farm Lane, Hillsborough, California 94010. The cost of this space is included in the monthly fee of $7,500 that, Apex Bioventures, LLC, a company controlled by K. Michael Forrest, will charge us for general and administrative service pursuant to a letter agreement between us and such entity. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We have four executive officers, each of whom is also a member of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$71,250,000 of the proceeds of this offering and the private placement including $1,500,000 in deferred underwriting discounts and commissions will be deposited into a trust account at J.P. Morgan Chase N.A. maintained by Continental Stock Transfer & Trust Company, as Trustee, and invested by Morgan Stanley.

$62,775,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $71,250,000 held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or money market funds meeting certain criteria.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions), at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately as promptly as practicable after the earlier to occur of the expiration or termination of the underwriter’s option to purchase up to 1,406,250 additional units to cover over-allotments or the exercise in full by the underwriter of such option, subject to our having filed the Current Form 8-K described below. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. For more information, see the section entitled “Description of Securities—Units.”

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants

The warrants included in the units cannot be exercised until the later of the consummation of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants included in the units could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 18 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 18 month period (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will dissolve and liquidate and distribute the proceeds of the trust account, including accrued interest net of income taxes on such interest, after distribution to us of interest income on the trust account balance as described in this prospectus, as part of our plan of dissolution.

A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds

Except with respect to one-half of the interest income, net of income taxes payable on such interest, on the balance in the trust account released to us to fund working capital requirements, proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation following our failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

K. Michael Forrest	62	Chairman, Chief Executive Officer and Director
John J. Chandler	65	Secretary and Director
Nancy T. Chang	58	Director
Robert J. Easton	61	President, Chief Operating Officer and Director
Darrell J. Elliott	59	Executive Vice President, Chief Financial Officer and Director
Gary E. Frashier	70	Executive Vice President and Director
Anthony J. Sinskey	66	Director
Robert L. Van Nostrand	49	Director

K. Michael Forrest has served as our Chairman and Chief Executive Officer and as one of our directors since our inception. Mr. Forrest is also Chairman of Apex Bioventures, LLC, an investment and consulting company focusing on emerging companies in the healthcare industry. Mr. Forrest has over 35 years of experience in the biotechnology and pharmaceutical industries.

From November 1996 to January 2005, Mr. Forrest was President and Chief Executive Officer of Cellegy Pharmaceuticals, a biopharmaceutical company developing and marketing products in the areas of gastroenterology, women’s health and sexual dysfunction. From November 1994 to December 1995, Mr. Forrest was President and Chief Executive Officer of Mercator Genetics, a genomics company. From March 1991 to June 1994, Mr. Forrest was President and Chief Executive Officer Transkaryotic Therapies, a biotechnology company subsequently acquired by Shire Pharmaceuticals. From June 1968 to September 1980, Mr. Forrest occupied various senior management and marketing positions with Pfizer Inc. (NYSE: PFE), and from October 1980 to March 1991 was with American Cyanamid where he served as Vice President (Worldwide), Planning and Commercial Development for the company’s Medical Group which included pharmaceuticals, medical devices and OTC products, and as Vice President, Lederle Laboratories and Vice President, Lederle International.

Mr. Forrest currently serves on the board of AVI BioPharma (NASDAQ: AVII), a biotech and pharmaceutical company focusing on treatments for Hepatitis C, cardiovascular restenosis, and viral infections including avian influenza. He also serves on the board of Inex Pharmaceuticals, a Canadian biotech and pharmaceutical company focusing on cancer therapeutics. Mr. Forrest holds a B.S. in Business Administration, from Georgetown University.

John J. Chandler has served as our Secretary and as one of our directors since our inception. Mr. Chandler has over 17 years of business development and M&A experience in the pharmaceutical, biotech, specialty pharmaceutical, medical device and chemical industries.

Since May 1998, Mr. Chandler has been Vice President Corporate Development for Cellegy Pharmaceuticals, a biopharmaceutical company developing and marketing products in the areas of gastroenterology, women’s health and sexual dysfunction. From January 1995 to May 1998, Mr. Chandler was Vice President-Europe for Sherwood-Davis & Geck, the medical device division of Wyeth (NYSE: WYE). From August 1968 to December 1994, Mr. Chandler was employed by American Cyanamid Company, beginning as a sales representative and eventually holding several senior management positions, including Vice President of Lederle International, Cyanamid’s international pharmaceutical division. Mr. Chandler holds an M.B.A. in Marketing from Seton Hall University and a B.S. in Biology from Queens College of the City University of New York. He is a member of the Licensing Executives Society.

Robert J. Easton has served as President and Chief Operating Officer and as one of our directors since our inception. Upon completion of this offering, Mr. Easton will also serve as a member of our nominating and governance committee. He is also Chairman of Easton Associates, LLC, the successor to The Wilkerson Group, where he was co-founder, President and Managing Director. Mr. Easton has over twenty-five years of experience in management consulting to the healthcare industry.

From 1988 to 1990, Mr. Easton was President of the Biomedical Marketing Association. From 1995 to present  he was Director of CollaGenex Pharmaceuticals, a specialty pharemaceutical company. From 2002 to present he was Director of Cepheid, Inc., a molecular diagnostics company. Mr. Easton received an M.B.A. from Harvard Graduate School of Business Administration and a B.S. in Chemical Engineering from Rice University.

Gary E. Frashier has served as Executive Vice President and as one of our directors since our inception. Upon completion of this offering, Mr. Frashier will also serve as Chairman of our nominating and governance committee and as a member of our audit committee. Mr. Frashier is also President and Principal of Management Associates, a private firm that provides strategic consulting services to entrepreneurial companies in the life sciences field.

From 1990 to 2000, Mr. Frashier held various executive officer positions, including President, Chief Executive Officer, Vice-Chairman and Chairman, at OSI Pharmaceuticals, Inc. (NASDAQ: OSIP), a biotechnology company focusing on cancer, eye disease and diabetes therapeutics. After retiring as Chairman of the Board in 2000 and through the present, Mr. Frashier continues to serve as a strategic consultant to OSI. From 1984 to 1987, Mr. Frashier served as the Chief Executive Officer of Genex Corporation, a protein engineering company. From 1987 to 1990, Mr. Frashier served as Chief Executive Officer of Continental Waters Systems, Inc. a company which manufactured equipment to produce ultra-pure water for the pharmaceutical, biotechnology and micro-electronics industries. From 1980 to 1984, Mr. Frashier was Executive Vice President of Millipore Corporation (NYSE: MIL) and also served as President of Waters Associates, Inc., a manufacturing company specializing in liquid chromatography products, which is a subsidiary of Millipore. At Millipore, Mr. Frashier also served as President, International Operations.

Mr. Frashier serves on the Board of Directors of Tanox, Inc. (NASDAQ: TNOX) and on the Board of Directors of Inex Pharmaceuticals Corp., a Canadian public company. Mr. Frashier was selected as the Long Island “Businessman of the Year” in 1993, by the Wharton Club. He is a registered professional engineer in chemical engineering, a member of the Society of Sloan Fellows (MIT) and a former member of the Young President’s Organization. Mr. Frashier has a B.S. in Chemical Engineering from Texas Tech University, where he was subsequently honored as a “Distinguished Engineer,” and an M.S. degree in Management (MBA) from the Massachusetts Institute of Technology, where he was selected as an Alfred P. Sloan Fellow in Management.

Nancy T. Chang, Ph.D., has served as one of our directors since inception. Dr. Chang is currently Chairman of Tanox Inc., a biotech and pharmaceutical company focusing on the development of biotherapeutics for the treatment of immune-mediated diseases, inflammation, infectious disease and cancer. Dr. Chang co-founded Tanox in 1986 and served as President and Chief Executive Officer until 2006. Dr. Chang is also currently Chairman, Pro Tem, of the Federal Reserve Board of Directors in Houston, Texas.

From 1982 to 1986 Dr. Chang worked in research management at Centocor, a biological company which is now part of J&J, and served as Director of Research. From 1986 to 1991, Dr. Chang was Associate Professor of Virology at Baylor College of Medicine. Dr. Chang serves on the boards of several private biotechnology companies. Dr. Chang received a Ph.D. in biological chemistry from Harvard University. She did her postdoctoral research at the Roche Institute of Molecular Biology.

Darrell J. Elliott has served as Executive Vice President and Chief Financial Officer and as one of our directors since inception. Upon completion of this offering, Mr. Elliott will also serve as a member of our audit committee. Mr. Elliott is currently Chief Executive Officer and President of Isuma Strategies Inc., a strategic consulting firm for private equity in the biopharma industry.

From August 1999 to March 2006 he served as Senior Vice President and Managing Director of MDS Capital Corp., was also President of MDS Ventures Pacific Inc., Chairman and Chief Executive Officer of British Columbia Medical Innovations Fund and Vice President of Canadian Medical Discoveries Fund, all of which were associated but independent venture capital firms investing in the North American healthcare industry. From December 1989 to March 1999 (with a four month’s hiatus in 1993 whilst the Fund was reorganized), he was a Regional Vice President  of Royal Bank Capital Corp. a broad-based venture capital firm and was founder Managing Director of its North American healthcare investing practice. Mr. Elliott currently serves as a director of several private and public companies in the U.S., Canada and Europe, including Agrisoma Biosciences Inc., Neuromed Pharmaceuticals Inc., Aderis Inc., Isuma Strategies Inc., IsoTis S.A., SMC Ventures, Inc., Chromos Molecular Systems Inc. and Inex Pharmaceuticals Corp. Mr. Elliott holds a BA (Hons) Economics from University of South Africa in Pretoria.

Robert L. Van Nostrand has served as one of our directors since inception. Upon completion of this offering, Mr. Van Nostrand will also serve as Chairman of our audit committee. Since 1986, Mr. Van Nostrand has held various executive officer positions with OSI Pharmaceuticals, Inc. (NASDAQ: OSIP), a biotechnology company focusing on cancer, eye disease and diabetes therapeutics, and is currently Senior Vice President and Chief Compliance Officer. Mr. Van Nostrand has previously served as Vice President and Chief Financial Officer, Vice President, Finance and Administration, Chief Accounting Officer, Treasurer and Secretary.

Mr. Van Nostrand currently serves as Vice Chairman of the New York Biotechnology Association. Mr. Van Nostrand also serves on the Cold Spring Harbor DNA Leaning Center Corporate Advisory Board and on the Foundation Board of Farmingdale University. Mr. Van Nostrand holds a Bachelor of Science in Accounting from Long Island University, New York, and he completed advanced management studies at the Wharton School, Philadelphia, Pennsylvania. He is a Certified Public Accountant.

Anthony J. Sinskey, Sc.D. has served as one of our directors since inception. He is currently Professor of Microbiology at the Massachusetts Institute of Technology and Professor of Health Sciences and Technology at the Harvard-MIT Division of Health Sciences & Technology. Dr. Sinskey also holds positions as Co-Director of the Malaysia-MIT Biotechnology Partnership Program and as Co-Director of the Center for Biomedical Innovation.

Dr. Sinskey has been a co-founder of several biotechnology companies, including Metabolix Inc., Merrimack Pharmaceuticals Inc. and Tepha, Inc. and was a scientific co-founder of Genzyme Corporation (NASDAQ: GENZ). Dr. Sinskey serves as Editor and Co-founder of Metabolic Engineering, as Editor of Process Biochemistry, and a member of the Editorial boards of Pharmaceutical Discovery and Applied Microbiology and Biotechnology. Dr. Sinskey currently serves on the board of directors of ABEC, Merrimack Pharmaceuticals, Metabolix and Tepha. He is an advisor to Serono’s Strategic Education Direction , VIMAC Ventures, QRxPharma and the Business Development Bank of Canada. Dr. Sinskey received his undergraduate degree from the University of Illinois and his Sc.D. from the Massachusetts Institute of Technology. His post-doctoral work was done at the Harvard School of Public Health.

Number and Terms of Directors

Unless we are subject to Section 2115(b) of the California Corporations Code, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Nancy T. Chang and Anthony J. Sinskey, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of John J. Chandler, Darrell J. Elliott and Robert L. Van Nostrand, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Robert J. Easton, K. Michael Forrest and Gary E. Frashier, will expire at the third annual meeting. However, if we are subject to Section 2115(b), all of our directors will be selected at each annual meeting of stockholders and will hold office until the next annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Board Committees

On completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors has adopted a charter for the audit committee as well as a code of conduct and ethics that governs the conduct of our directors and officers.

Audit Committee

Upon completion of this offering, our audit committee will consist of Mr. Robert L. Van Nostrand, Chairman, Mr. Darrell Elliott and Mr. Gary Frashier. Each member of our audit committee is financially literate under the current listing standards of the Nasdaq Stock Market, and our board of directors has determined that Mr. Van Nostrand qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Nominating and Governance Committee

On completion of this offering, we will establish a nominating and governance committee of the board of directors, which will consist of Mr. Gary Frashier, Chairman, Mr. Robert Easton and Dr. Nancy Chang, each of whom is an independent director. The nominating and governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors and for ensuring that our governance policies and procedures are consistent with industry norms and SEC requirements. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Executive Compensation

No executive officer has received any cash compensation for services rendered and, except as described below, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates. Except as described below, none of the existing stockholders, officers, directors or any of their respective affiliates will receive any cash compensation for services rendered prior to or in connection with a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 8-K, as required by the SEC.

Easton Associates, LLC, the largest equity holder of which is Robert Easton, our President and Chief Operating Officer and one of our directors, may receive payments for due diligence, market research, opportunity assessment, strategic development support and other consulting services rendered on an arms’-length basis in connection with identifying potential targets and consummating a business combination. Apex Bioventures, LLC, a company controlled by K. Michael Forrest, our Chairman and Chief Executive Officer and one of our directors, may receive payments for providing office space and related services.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers” and later in this section.

•

Our officers and directors may, in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Since our directors and officers own shares of our common stock which will be released from escrow (or from a lock-up in the case of the founder warrants purchased in the private placement) only if a business combination is successfully completed and own warrants which will expire worthless if a business combination is not consummated, our directors and officers may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of our corporate stockholder may influence its motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of its stock.

•

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

Since certain of our officers and directors beneficially own shares of our common stock which will be released from escrow (or, in the case of founder warrants, released from contractual restrictions limiting their transferability until (1) the later of [__________], 2007 [one year from the date of this prospectus], and the consummation of a business combination, or (2) any time after six months from the consummation of a business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 day trading period following the consummation of such business combination) only in certain limited situations and, certain of our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, certain members of our executive management may enter into consulting and employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•

Our directors and officers have or may in the future have affiliations with companies in the healthcare industry. If we seek a business combination with a target business with which one or more of our directors or officers is affiliated, conflicts of interest could arise.

It is contemplated that certain due diligence services will be performed for us by Easton Associates, LLC, the largest equity holder of which is Robert Easton, one of our directors. Also, immediately after the offering, we will being paying monthly cash fees of $7,500 to Apex Bioventures, LLC, a company controlled by K. Michael Forrest, our Chairman and Chief Executive Officer, for certain administrative expenses.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor, however, to minimize certain potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations and they and certain additional directors have fiduciary obligations to those companies on whose board of directors they may sit. In order to minimize potential conflicts of interest, our directors and officers have agreed, until the earlier of the closing of our initial business combination or our liquidation, that they will not  become affiliated as an officer, director or stockholder of a blank check or blind pool company operating in or intending to acquire a business in the healthcare industry.

Our directors and officers will also receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which may include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2006, and as adjusted to reflect the sale of our common stock offered by this prospectus (assuming no purchase of units in this offering), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Approximate Percentage of Outstanding Common Stock
			Before Offering	After Offering

K. Michael Forrest
18 Farm Lane, Hillsborough, CA 94010	598,252	(5)	25.5%	5.1%

John J. Chandler
467 Winged Foot Road, Half Moon Bay, CA 94019	152,578	(6)	6.5%	1.3%

Nancy T. Chang
10301 Stella Link, Houston, TX 77025	141,797	(7)	6.1%	1.2%

Robert J. Easton(2)
555 Fifth Avenue, New York, New York 10017	384,033	(8)	16.4%	3.3%

Darrell J. Elliott(3)
1763 Orkney Place, North Vancouver, BC, V7H 2Z1	353,760	(9)	15.1%	3.0%

Gary E. Frashier(4)
215 West Bandera Road, Suite 114, Boerne, Texas 78006	384,033	(10)	16.4%	3.3%

Anthony J. Sinskey
Department of Biology, Room 68-307A
Massachusetts Institute of Technology
Cambridge, MA 02139	141,797	(11)	6.1%	1.2%

Robert L. Van Nostrand
Mariners Circle, West Islip, New York 11795	187,500	(12)	8.0%	1.6%

All directors and executive officers as a group (8 individuals)(5)	2,343,750		100.0%	20.0%

——————

(1)

These amounts do not include the shares of common stock underlying the founder warrants or the 351,562 dividend shares which we expect to declare prior to the effective date of the offering, some or all of which shares will be repurchased by us in the event that the underwriter does not elect to exercise its over-allotment option in full. In accordance with our agreement with the underwriter, in the event the underwriter does not exercise its over-allotment option in full, we will exercise this right to repurchase the dividend shares in an amount sufficient to cause the existing stockholders to own 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the over-allotment option.

(2)

Mr. Easton holds 384,033 shares of our common stock through Easton Associates, LLC, a limited liability company owned by eight individuals. Mr. Easton holds the largest membership interest in Easton Associates and has been delegated the exclusive right and responsibility to make all determinations relative to such

384,033 shares. Mr. Easton intends to transfer all of the 384,033 shares to a limited partnership, the ownership and management structure of which will mirror Easton Associates, LLC. Accordingly, Mr. Easton currently holds, and following such transfer will hold, voting and dispositive power over the 384,003 shares of common stock.

(3)

Mr. Elliott holds 353,760 shares of our common stock through Invivos Limited Partners, a British Columbia limited partnership. All of the limited partnership interests are held collectively by Mr. Darrell J. Elliott’s wife and children. Mr. Elliott holds 100% of the capital stock of Invivos Partners Ltd., a British Columbia corporation, the general partner of Invivos Limited Partners. Accordingly, Mr. Elliott holds voting and dispositive power over the 353,760 shares of common stock, but disclaims any pecuniary interest therein.

(4)

Mr. Frashier holds 384,033 shares of our common stock through Treasure Road Partners, Ltd., a Texas family limited partnership, of which he and his wife, Giva H. Frashier, are the sole owners (on an equal basis) and managers. Accordingly, Mr. Frashier and his wife share voting and dispositive power over the shares.

(5)

Upon consummation of our offering and the private placement, our existing stockholders (including our corporate stockholder, its affiliates and all of our officers and directors) will collectively own approximately 20% of our issued and outstanding shares of common stock which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

(5)

Such beneficial owner will receive up to 89,738 dividend shares prior to the effective date of the offering which will be subject to our repurchase in the event that the underwriters do not exercise their over-allotment option in full.

(6)

Such beneficial owner will receive up to 22,887 dividend shares prior to the effective date of the offering which will be subject to our repurchase in the event that the underwriters do not exercise their over-allotment option in full.

(7)

Such beneficial owner will receive up to 21,269 dividend shares prior to the effective date of the offering which will be subject to our repurchase in the event that the underwriters do not exercise their over-allotment option in full.

(8)

Such beneficial owner will receive up to 57,605 dividend shares prior to the effective date of the offering which will be subject to our repurchase in the event that the underwriters do not exercise their over-allotment option in full.

(9)

Such beneficial owner will receive up to 53,064 dividend shares prior to the effective date of the offering which will be subject to our repurchase in the event that the underwriters do not exercise their over-allotment option in full.

(10)

Such beneficial owner will receive up to 57,605 dividend shares prior to the effective date of the offering which will be subject to our repurchase in the event that the underwriters do not exercise their over-allotment option in full.

(11)

Such beneficial owner will receive up to 21,269 dividend shares prior to the effective date of the offering which will be subject to our repurchase in the event that the underwriters do not exercise their over-allotment option in full.

(12)

Such beneficial owner will receive up to 28,125 dividend shares prior to the effective date of the offering which will be subject to our repurchase in the event that the underwriters do not exercise their over-allotment option in full.

All of the shares of our common stock outstanding prior to the date of this offering and the private placement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

the expiration of one year after a business combination is complete;

•

any time after six months from the consummation of a business combination, if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period;

•

our liquidation; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except, in the case of entities, to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, and in the case of individual holders, to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

We consider Robert J. Easton, K. Michael Forrest and Gary E. Frashier to be our “promoters,” as these terms are defined under U.S. Federal securities laws.

CERTAIN TRANSACTIONS

In June 2006, we issued an aggregate of 2,343,750 shares of our common stock to the individuals and entity set forth below for an aggregate of $25,000 in cash, at a purchase price of $0.01067 per share, as follows:

Name	Number of Shares	Relationship to Us

K. Michael Forrest	598,252	Chairman and Chief Executive Officer, Director
Robert J. Easton	384,033	President and Chief Operating Officer, Director
Darrell J. Elliott	353,760	Executive Vice President and Chief Financial Officer, Director
Gary E. Frashier	384,033	Executive Vice President, Director
Robert L. Van Nostrand	187,500	Director
John J. Chandler	152,578	Director
Nancy T. Chang	141,797	Director
Anthony J. Sinskey	141,797	Director
Total	2,343,750

The foregoing does not give effect to 351,562 shares which we expect to declare as a stock dividend prior to the effective date of this offering solely to ensure that our existing stockholders will own 20% of our outstanding shares of common stock in the event that the underwriter exercises its over-allotment option to purchase up to 1,406,250 additional shares. If declared, such 351,562 dividend shares will be subject to our right to repurchase, at par value, a certain amount of such shares, as follows:

•

prior to the effective date of this offering, we may repurchase all, but not less than all, of the 351,562 dividend shares if our board of directors determines that it would be in our best interests to do so; and

•

on or after the effective date of this offering, in the event that the underwriter does not exercise its over-allotment option in full, we will repurchase a certain number of the 351,562 dividend shares in an amount sufficient to cause the existing stockholders to own 20% of our outstanding shares after giving effect to the exercise, if any, of the over-allotment option.

Our officers, directors and existing stockholders have agreed to purchase from us an aggregate of 1,250,000 founder warrants, at a purchase price of $1.00 per warrant, in a private placement that will occur immediately prior to this offering. The aggregate proceeds from the private placement will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the amount held in the trust account, including the proceeds from the private placement, will become part of the distribution of our assets to our public stockholders upon our dissolution, and the founder warrants will expire worthless. The founder warrants have terms and provisions that are identical to the warrants included in the units offered pursuant to this prospectus, except that the founder warrants will be non-redeemable and can be exercised on a cashless basis as long as our officers, directors and existing stockholders (or the permitted transferees described below) hold such warrants. In addition, the founder warrants purchased in the private placement will not be transferable or salable by our officers, directors and existing stockholders until (1) the later of [                   ], 2007 [one year from the date of this prospectus] and the consummation of a business combination, or (2) any time after six months from the consummation of a business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following the consummation of such business combination, except that a purchaser of founder warrants that is an entity may transfer the founder warrants to persons or entities that are controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, and a purchaser of founder warrants that is an individual may transfer founder warrants to family members and trusts for estate planning purposes, or, upon death, to an estate of beneficiaries.

The holders of our 2,343,750 issued and outstanding shares of common stock on the date of this prospectus, the 1,250,000 founder warrants, the 1,250,000 shares of common stock underlying the founder warrants and the 351,562 dividend shares (if declared and issued and not repurchased by us) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of 40% or more of these shares and their transferees are entitled to make up to three demands that we register shares of common stock and warrants owned by them at any time after the date on which the shares are transferable. The holders of these shares are not entitled to more than three such demands in the aggregate. In addition, these holders have certain “piggy-

back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering and the private placement, except with respect to any shares of common stock acquired in connection with or following this offering.

K. Michael Forrest, Treasure Road Partners, Ltd., a company controlled by Gary E. Frashier, and Easton Associates, the largest equity holder of which is Robert J. Easton agreed to loan to us a total of $225,000 for the payment of offering expenses. These non-interest bearing loans will be payable on the earlier of June 15, 2007 or the consummation of this offering. These loans will be repaid out of the proceeds of this offering not being held in trust.

We will reimburse our officers, directors and existing stockholders for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which may include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and the general and administrative services arrangement with Apex Bioventures, LLC, a company controlled by K. Michael Forrest, and payments to Easton Associates, LLC, the largest equity holder of which is Robert Easton, for due diligence services, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers, directors and existing stockholders or their respective affiliates, including loans by our officers, directors and existing stockholders will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel.

Anti-Dilution Protection

Our existing stockholders purchased an aggregate of 2,343,750 shares of our common stock in June 2006. Prior to the effective date of this offering, we expect to declare a stock dividend of 351,562 shares solely to ensure that our existing stockholders will own 20% of our outstanding shares of common stock in the event that the underwriter exercises its over-allotment option to purchase up to 1,406,250 additional shares. If declared, such 351,562 dividend shares will be subject to our right to repurchase, at par value, a certain amount of such shares, as follows:

•

prior to the effective date of this offering, we may repurchase all, but not less than all, of the 351,562 dividend shares if our board of directors determines that it would be in our best interests to do so; and

•

on or after the effective date of this offering, in the event that the underwriter does not exercise its over-allotment option in full, we will repurchase a certain number of the 351,562 dividend shares in an amount sufficient to cause the existing stockholders to own 20% of our outstanding shares after giving effect to the exercise, if any, of the over-allotment option.

Our repurchase right expires three days after the earlier to occur of the exercise in full by the underwriter of its over-allotment option or the expiration or termination of such option. We have agreed with the underwriter to exercise this right if the underwriter does not exercise its over-allotment option in full, so as to ensure that our existing stockholders will own 20% of our outstanding shares after giving effect to the exercise of the over-allotment option. The 351,562 dividend shares may be released immediately from the escrow account to the extent repurchased by us.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 60,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 2,343,750 shares of common stock are outstanding (not including the 351,562 dividend shares which we expect to declare and which will be subject to our right to repurchase), held by eight record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on as promptly as practicable after the earlier to occur of the expiration or termination of the underwriter’s option to purchase up to 1,406,250 additional units to cover over-allotments or the exercise in full by the underwriter of such option. However, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form
8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. In connection with the shareholder vote on our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, either for or against the business combination in accordance with the majority of the shares of common stock voted by our public stockholders other than our existing stockholders, officers and directors.

Unless we are subject to Section 2115(b) of the California Corporations Code, our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to dissolve and liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any net assets remaining available for distribution to them after payment of liabilities. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriter has agreed that: (i) it will forfeit any rights or claims to its deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriter’s discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our existing stockholders, including all of our officers and directors have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering and have agreed to vote all of their shares in favor of any such plan of liquidation and dissolution. However, our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by them in connection with or following this offering.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of this offering

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

•

one year from the date of this prospectus.

The warrants will expire on the fourth anniversary of the date of this prospectus at 5:00 p.m., New York City time or upon their earlier redemption.

The warrants will trade separately as promptly as practicable after the earlier to occur of the expiration or termination of the underwriter’s option to purchase up to 1,406,250 additional units to cover over-allotments or the exercise in full by the underwriter of such option. In no event may the warrants be traded separately until we have filed a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Current Report on Form 8-K.

We may call the warrants for redemption (including any warrants issued upon exercise of the underwriter’s unit purchase option):

•

in whole and not in part;

•

at a price of $.01 per warrant at any time after the warrants become exercisable;

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the volume weighted average price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock at the time a holder seeks to exercise such warrant, unless a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement between Continental Stock Transfer & Trust Company, New York, New York, as warrant agent, and us, we have agreed to use our reasonable best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. In addition, the warrant agreement provides that we are not required to net-cash settle the warrants if we are unable to maintain a current prospectus. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder warrants

Our officers, directors and existing stockholders have agreed to purchase from us an aggregate of 1,250,000 founder warrants, at a purchase price of $1.00 per warrant, in a private placement that will occur immediately prior to this offering. The aggregate proceeds from the private placement will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the amount held in the trust account, including the proceeds from the private placement, will become part of the distribution of our assets to our public stockholders upon our dissolution, and the founder warrants will expire worthless.

The founder warrants have terms and provisions that are identical to the warrants included in the units offered pursuant to this prospectus, except that the founder warrants will be non-redeemable and can be exercised on a cashless basis as long as our officers, directors and existing stockholders (or the permitted transferees described below) hold such warrants.

In addition, the founder warrants purchased in the private placement will not be transferable or salable by our officers, directors and existing stockholders until (1) the later of [                   ], 2007 [one year from the date of this prospectus] and the consummation of a business combination, or (2) any time after six months from the consummation of a business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following the consummation of such business combination, except that a purchaser of founder warrants that is an entity may transfer the founder warrants to persons or entities that are controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, and a purchaser of founder warrants that is an individual may transfer founder warrants to family members and trusts for estate planning purposes, or, upon death, to an estate of beneficiaries. In addition, commencing on the date such warrant becomes exercisable, the founder warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

The founder warrants will be differentiated from warrants, if any, purchased in or following this offering by the existing stockholders through the legending of certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such warrants and the founder warrants as are described in this prospectus.

Purchase Option

We have agreed to sell to the representative of the underwriter, for $100, an option to purchase up to a total of 562,500 units at a price of $10.00 per unit. The option can be exercised on a cashless basis. We may call the option for redemption for $100, if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period ending three business days before we send the notice of redemption. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

Prior to the effective date of this offering, we expect to declare a stock dividend of 351,562 shares solely to ensure that our existing stockholders will own 20% of our outstanding shares of common stock in the event that the underwriter exercises its over-allotment option to purchase up to 1,406,250 additional shares. If declared, such 351,562 shares will be subject to our right to repurchase, at par value.

We have not paid any dividends on our common stock to date and, except as described above, do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any cash dividends in the foreseeable future.

Applicability of Provisions of California Corporate Law

Although we are incorporated in Delaware, we may be subject to Section 2115(b) of the California Corporations Code, which imposes various requirements of California corporate law on non-California corporations if such corporations have characteristics of ownership and operations indicating significant contacts with the State of California. Public companies listed or qualified for trading on a recognized national securities exchange, such as the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market, are generally exempt from Section 2115(b). However, because our securities are not listed or qualified for trading on such an exchange, we are currently subject to the Section 2115(b) and may continue to be subject to Section 2115(b) following completion of the offering if greater than 50% of our voting securities are held of record by persons having addresses in the State of California. Among the key provisions of California corporate law that may apply to us is the right of our stockholders to cumulate votes in the election of directors, limitations on the effectiveness of super-majority voting provisions contained in a corporation’s charter documents and limitations on a corporation’s ability to have a “staggered” board of directors.

In May 2005, the Delaware Supreme Court in Vantage Point Venture Partners 1996 v. Examen, Inc. held that Section 2115(b) violates the Delaware internal affairs doctrine, which provides that only the State of Delaware has the authority to regulate a Delaware corporation’s internal affairs, and thus Section 2115(b) does not apply to Delaware corporations. If followed by California courts, this ruling would mean that the cumulative voting requirements and other sections of the California Corporations Code do not apply to us. However, until we fully understand the impact the of the Delaware Supreme Court’s decision, we will permit cumulative voting in the election of directors if any stockholder properly requests to cumulate his or her votes. In such a case, the stockholder will be entitled to as many votes as equals the number of shares of common stock held by such stockholder multiplied by the number of directors to be elected, and the stockholder will be permitted to cast all of such votes for a single nominee or to distribute these votes among two or more nominees. In addition, certain provisions of

California law limit the effectiveness of super-majority voting provisions to a period of two years from the filing of the most recent charter amendment or certificate of determination that adopted or readopted the super-majority voting provision, and these provisions may also apply to us as a result of Section 2115(b).

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares Eligible for Future Sale

Immediately after this offering and the private placement, we will have 11,718,750 shares of common stock outstanding, or 13,125,000 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 9,375,000 shares sold in this offering, or 10,781,250 shares if the underwriter’s over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,343,750 shares (and the 351,562 dividend shares if declared and issued and not repurchased by us) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to [________], 2007. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable until (1) the expiration of one year from our initial business combination, or (2) any time after six months from consummation of a business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death or transfers to entities that are controlling, controlled by, or under common control with an entity, or to any stockholder, member, partner or limited partner of such entity, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to dissolve and liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 117,187 shares immediately after this offering (or 131,250 if the underwriter exercises its over-allotment option in full); and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 2,343,750 issued and outstanding shares of common stock on the date of this prospectus, the 1,250,000 founder warrants, the 1,250,000 shares of common stock underlying the founder warrants and the 351,562 dividend shares if declared and issued and not repurchased by us will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of 40% or more of these shares and their transferees are entitled to make up to three demands that we register shares of common stock and warrants owned by them at any time after the date on which the shares are transferable. The holders of these shares are not entitled to more than three such demands in the aggregate. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter named below has agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite its name below:

Underwriter	Number of Units

CRT Capital Group LLC	9,375,000

We have also granted to the underwriter an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,406,250 additional units. The over-allotment option will only be used to cover the net syndicate short position, if any, resulting from the initial distribution. The underwriter may exercise that option if the underwriter sells more units than the total number set forth in the table above.

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The underwriting agreement provides that the obligations of the underwriter to purchase the units included in this offering are subject to the approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the units if it purchases any of the units.

The underwriter proposes to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $                  per unit. The underwriter may allow, and dealers may reallow, a concession not to exceed
$                  per unit on sales to other dealers.

Commissions and Discounts

The following table shows the Public Offering Price, underwriting discount to be paid by us to the underwriter and the Proceeds, Before Expenses, to Us. This information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Total
	Per Unit	Without Option		With Option

Public Offering Price	$8.00	$75,000,000		$86,250,000
Discount(1)	$0.56	$5,250,000	(2)	$6,037,500
Proceeds before expenses(2)	$7.44	$69,750,000		$80,212,500

——————

(1)

The amounts paid by us in the table above include $1,500,000 in deferred underwriting discounts and commissions ($1,725,000 if the underwriter’s over-allotment option is exercised in full), an amount equal to 2% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriter out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriter has agreed that (i) on our liquidation it will forfeit any rights or claims to its deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriter’s discounts and commission will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of income taxes payable on such interest and net of interest previously released to us.

(2)

The offering expenses are estimated to be approximately $570,000.

Purchase Option

We have agreed to sell to the underwriter, for $100, an option to purchase up to a total of 562,500 units at a price of $10.00 per unit. We may call the option for redemption, for $100, at if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period ending three business days before we send the notice of redemption. The option can be exercised on a cashless basis. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 562,500 units, the 562,500 shares of common stock and the 562,500 warrants underlying such units, and the 562,500 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules, pursuant to which the option may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the date of this prospectus, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. In addition to the 180-day lock up pursuant to the NASD Conduct Rules, the option may not be sold, transferred, assigned, pledged or hypothecated until (1) [_________], 2007 [one year from the date of this prospectus], or (2) any time after six months from the consummation of a business combination if the volume weighted average price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following the consummation of such business combination, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Warrant Solicitation Fees

We have engaged CRT Capital Group LLC on a non-exclusive basis as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the underwriter for bona fide services rendered a commission equal to 2% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by CRT Capital Group LLC at our written request. In addition to soliciting, either orally or in writing, the exercise of the warrants, the CRT Capital Group LLC’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the CRT Capital Group LLC upon the exercise of the warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

•

the holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Pricing and Securities

We have been advised by the underwriter that it proposes to offer the units to the public at the offering price set forth on the cover page of this prospectus. Prior to this offering there has been not public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospectus of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our securities before the distribution of the securities is completed. Pursuant to Regulation M promulgated under the Securities Exchange Act of 1934, as amended, the distribution will end when (i) all of the units have been distributed, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the over-allotment option has been exercised or has expired. However, the underwriter may engage in the following activities in accordance with the rules:

Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, so long as stabilizing bids do not exceed the offering price of $8.00.

Over-Allotments and Coverage Transactions. The underwriter may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, the underwriter may engage in covering transactions by purchasing our units in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option.

Stabilization and covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. We may offer and sell the units to institutional investors in every state except Idaho pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996 (“NSMIA”), the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia,

Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. Each of the District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently requires a notice filing (and in some cases a fee) as permitted by NSMIA, unless another exemption is available under the laws of such jurisdiction.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to NSMIA adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under NSMIA, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by NSMIA, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Other Terms

Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Indemnification

We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Bingham, McCutchen LLP, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC.

We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
JUNE 30, 2006

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

Page

Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Stockholders’ Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7 – F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Apex Bioventures Acquisition Corporation

We have audited the accompanying balance sheet of Apex Bioventures Acquisition Corporation (a corporation in the development stage) (the “Company”) as of June 30, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from June 1, 2006 (date of inception) to June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Bioventures Acquisition Corporation as of June 30, 2006, and the results of its operations and its cash flows for the period from June 1, 2006 (date of inception) to June 30, 2006, in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

July 7, 2006

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

BALANCE SHEET
June 30, 2006

ASSETS
Current asset, cash	$199,970
Other asset, deferred offering costs	46,500
Total assets	$246,470

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$4,170
Notes payable, stockholders	225,000
Total current liabilities	229,170
Commitments and contingency
Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 authorized shares; none issued	—
Common stock, $.0001 par value, authorized 60,000,000 shares; 2,343,750 shares issued and outstanding (not including 351,562 dividend shares which are intended to be declared and will be subject to repurchase)	234
Additional paid-in capital	24,766
Deficit accumulated during the development stage	(7,700)
Total stockholders’ equity	17,300
$246,470

See accompanying notes to financial statement

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the period from June 1, 2006 (date of inception) to June 30, 2006

Formation and operating costs	$7,700
Net loss	$(7,700)
Weighted average number of common shares outstanding	2,343,750
Net loss per share	$(0.0033)

See accompanying notes to financial statement

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the period from June 1, 2006 (date of inception) to June 30, 2006

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity

Common shares issued on June 27, 2006 at $0.01067 per share	2,343,750	$234	$24,766		$25,000
Net loss				$(7,700)	(7,700)
Balances at June 30, 2006	2,343,750	$234	$24,766	$(7,700)	$17,300

See accompanying notes to financial statement

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

For the period from June 1, 2006 (date of inception) to June 30, 2006

Cash flows from operating activities
Net loss	$(7,700)
Adjustment to reconcile net loss to net cash provided by operating activities:
Change in operating liability:
Accrued expenses	4,170
Cash used in operating activities	(3,530)
Cash flows from financing activities
Proceeds from note payable, stockholder	225,000
Proceeds from issuance of common stock	25,000
Payment of deferred offering costs	(46,500)
Cash provided by financing activities	203,500
Net increase in cash	199,970
Cash, beginning of period	—
Cash, end of period	$199,970

See accompanying notes to financial statement

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Apex Bioventures Acquisition Corp. (the “Company”) was incorporated in Delaware on June 1, 2006. The Company was formed to acquire one or more domestic or foreign operating businesses in the healthcare industry through a merger, capital stock exchange, asset acquisition or other similar business combination. All activities through June 30, 2006 relate to the Company’s formation and proposed public offering described below. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note 3 below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more domestic or foreign operating businesses in the healthcare industry (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the gross proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested in United States “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of 180 days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds and one half of any interest earned on the funds held in the Trust Account (net of taxes payable on such interest), will be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the amount then on deposit in the trust account, including amounts held in respect of deferred underwriting discounts and commissions and including accrued interest (net of one half of the interest income on the trust account balance accrued and reserved or released to us to fund working capital requirements and net of taxes payable on all accrued interest), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering (initially, approximately $7.60 per share). However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combinations is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company have agreed to vote all of the shares of common stock held by them, including any shares of common stock purchased in or following this offering, in accordance with the vote of the majority in interest of all other stockholders of the Company, other than the existing stockholders, officers and directors, with respect to any Business Combination.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the Company will be dissolved and the Company’s assets, including the proceeds held in the Trust Account, will be distributed to the Company’s public stockholders, excluding the existing stockholders in respect of their initial stock holdings, as part of the Company’s plan for the distribution of its assets pursuant to Rule 281(b) of the Delaware General Corporation Law. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

[A] Common stock:

In June 2006, the Board of Directors of the Company authorized the issuance of up to 60,000,000 shares of the Company’s common stock, par value $0.0001 per share, with voting rights of one vote per each issued and outstanding common share.

[B] Loss per common share:

Loss per common share is computed by dividing net income for the period June 1, 2006 (date of inception) through June 30, 2005 by the weighted average number of common shares outstanding for the period.

[C] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[D] Deferred offering costs:

Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or charged to expense if not completed.

[E] Income tax:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At June 30, 2006, the Company had a deferred tax asset of approximately $3,000. Due to the lack of operations, the Company has recorded a full valuation allowance against this asset.

[F] The Company maintains cash in bank deposit accounts which, at times, exceed federally insured (FDIC) limits. The Company has not experienced any losses on these accounts.

[G] Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 10,781,250 (including the underwriter’s over-allotment option) units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the prospectus. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Offering – (continued)

The Company intends to account for the Proposed Offering, including the Warrants which comprise part of the Units, as equity. Under the terms of the warrant agreement, the Company has agreed to use its reasonable best efforts to maintain an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the Warrants until the expiration of the Warrants. The warrant agreement provides that the Company is not required to net-cash settle the Warrants if it is unable to maintain an effective registration statement and a current prospectus. If the prospectus relating to the common stock issuable upon exercise of the Warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, the Warrants may not be exercisable before they expire.

Note 4 — Related Party Transactions

[A] On June 15, 2006 the Company issued three $50,000 unsecured promissory notes to related parties,
K. Michael Forrest, Easton Associates LLC. (the largest equity holder of which is Robert J. Easton), and Treasure Road Partners, LTD., (an entity controlled by Gary E. Frashier). Each note is non-interest bearing and is payable on the earlier of June 15, 2007, or upon consummation of the Proposed Offering. Messrs. Forrest, Easton and Frashier are officers and directors of the Company.

On June 30, 2006, the Company issued three $25,000 unsecured promissory notes to related parties, K. Michael Forrest, Easton Associates LLC. (the largest equity holder of which is Robert J. Easton), and Treasure Road Partners, LTD. (an entity controlled by Gary E. Frashier). Each note is non-interest bearing and is payable upon the earlier of June 15, 2007 and the consummation of the Proposed Offering.

Due to the short term nature of these notes, the fair value approximates the carrying amount.

[B] The Company presently occupies office space provided by Apex Bioventures LLC., an affiliate of
K. Michael Forrest, an officer and director of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services for up to 24 months commencing on the effective date of the Proposed Offering.

[C] The Company’s existing stockholders purchased an aggregate of 2,343,750 shares of our common stock in June 2006. Prior to the effective date of this offering, we expect to declare a stock split effected in the form of a stock dividend of .15 shares for each outstanding share, or a total of 351,562 shares solely to ensure that our existing stockholders will own 20% of our outstanding shares of common stock in the event that the underwriter exercises its over-allotment option to purchase up to 1,406,250 additional shares. If declared, such 351,562 shares will be subject to our right to repurchase, at par value, a certain amount of such shares, as follows:

•

prior to the effective date of this offering, we may repurchase all, but not less than all, of the 351,562 dividend shares if our board of directors determines that it would be in our best interests to do so; and

•

on or after the effective date of this offering, in the event that the underwriter does not exercise its over-allotment option in full, we may repurchase the 351,562 dividend shares only in an amount sufficient to cause the existing stockholders to own 20% of our outstanding shares after giving effect to the exercise of the over-allotment option.

Our repurchase right expires three days after the earlier to occur of the exercise in full by the underwriter of its over-allotment option or the expiration or termination of such option. We have agreed with the underwriter to exercise this right if, and to the extent, the underwriter does not exercise its over-allotment option in full, so as to ensure that our existing stockholders will own 20% of our outstanding shares after giving effect to the exercise of the over-allotment option. The 351,562 dividend shares may be released immediately from the escrow account to the extent repurchased by us.

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 4 — Related Party Transactions – (continued)

[D] The Company’s officers, directors and existing stockholders have agreed to purchase in a private placement an aggregate of 1,250,000 warrants immediately prior to this offering, at a price of $1.00 per warrant (an aggregate purchase price of approximately $1,250,000) directly from the Company and not as part of the Proposed Offering. They have also agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination. The shares issued upon exercise of the private placement warrants will be unregistered. The shares underlying the private placement warrants will be entitled to registration rights with respect to their securities pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these securities are entitled to demand that the Company register these shares at any time commencing three months following the consummation of a Business Combination. In addition, such holders have certain “piggy-back” registration rights on registration statements filed subsequent to the Company’s consummation of a Business Combination. The Company intends to account for the private placement warrants as equity. Under the terms of the registration rights agreement, the Company has agreed to use its reasonable best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. There is no penalty if the Company is unable to maintain a current prospectus.

These warrants will not be transferable or salable by our officers, directors and existing stockholders until (1) the later of [_____], 2007 [one year from the date of this prospectus] and the consummation of a business combination, or (2) any time after six months from the consummation of a business combination if the volume weighted average price of the Company’s common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following the consummation of such business combination, except that a purchaser of founder warrants that is an entity may transfer the founder warrants to persons or entities that are controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, and a purchaser of founder warrants that is an individual may transfer founder warrants to family members and trusts for estate planning purposes, or, upon death, to an estate of beneficiaries. The Warrants may be exercised on a cashless (net share) basis. These warrants have an exercise price of $6.00 per share.

Note 5 — Commitments and Contingency

The Company has a commitment to pay an underwriting discount of 5% of the gross offering proceeds to the underwriter at the closing of the offering, with an additional 2% fee of the gross offering proceeds payable upon the Company’s consummation of a Business Combination. The additional fee will be held in the Trust Account and not released to the underwriter until the consummation of a Business Combination. If the Company is dissolved, the additional fee, along with other amounts remaining in the Trust Account, will be paid to the Public Shareholders of record.

The Company has agreed to sell to the underwriter, for $100, as additional compensation, an option to purchase up to a total of 562,500 units. The Company may call the option for redemption, for $100, if the volume weighted average price of the Company’s common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period ending three business days before we send the notice of redemption. The option may be exercised on a cashless (net share) basis. The units issuable upon exercise of this option are identical to the Units proposed to be offered in the Proposed Offering. The Company will have no obligation to net cash settle the exercise of the underwriter's purchase option or the Warrants underlying this option. The holder of the underwriter's purchase option will not be entitled to exercise the option or the Warrants underlying the option unless a registration statement covering the securities underlying the underwriter’s purchase option is effective and a current prospectus is available or an exemption from registration is available. If the holder is unable to exercise the underwriter's purchase option or underlying Warrants, the option or Warrants, as applicable, will expire worthless.

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $281,250, using an expected life of five years, volatility of 77.8% and a risk free interest rate of 5.16%.

The volatility calculation of 77.8% is based on the average five-year Bloomberg volatility of 25 Small-cap Pharmaceutical, Biotechnology and Life Sciences companies during the period from July 1, 2001 through June 30, 2006. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its unit price, which will depend on a number of factors which cannot be ascertained at this time. The Company used 25 Small-cap Pharmaceutical, Biotechnology and Life Sciences companies because its management believes that the volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for the Company’s units. Although an expected life of five years was taken into account for the purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidate the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders, the option would become worthless.

The Company has engaged CRT Capital Group LLC, on a non exclusive basis, as their agent for the solicitation of the exercise of the warrants. The Company has agreed to pay CRT Capital Group LLC a commission equal to 2% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by CRT Capital Group LLC at the written request of the Company.

Note 6 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Until [__________] [__], 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$75,000,000 APEX BIOVENTURES ACQUISITION CORPORATION 9,375,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		PROSPECTUS
	Page
Prospectus Summary	1	CRT Capital Group LLC
The Offering	3
Summary Financial Data	12
Risk Factors	13
Use of Proceeds	31
Dividend Policy	33
Capitalization	34
Dilution	35
Management’s Discussion and Analysis of Financial Condition and Results of Operations	37
Proposed Business	41
Management	56
Principal Stockholders	61
Certain Transactions	64
Description of Securities	66
Underwriting	72
Legal Matters	75
Experts	75
Where You Can Find Additional Information	75
Index to Financial Statements	F-1	[__________] [__], 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee(1)	$1,000
SEC Registration Fee	17,100
NASD filing fee	16,500
Accounting fees and expense	50,000
Printing and engraving expenses	65,000
Legal fees and expenses	350,000
Miscellaneous	$70,400
Total	$570,000

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the Company will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the Company’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholder	Number of Shares

K. Michael Forrest	598,252
John J. Chandler	152,578
Nancy T. Chang	141,797
Robert J. Easton(1)	384,033
Darrell J. Elliott(2)	353,760
Gary E. Frashier(3)	384,033
Anthony J. Sinskey	141,797
Robert L. Van Nostrand	187,500
Total	2,343,750

——————

(1)

Mr. Easton holds 384,033 shares of our common stock through Easton Associates, LLC, a limited liability company owned by eight individuals. Mr. Easton holds the largest membership interest in Easton Associates and has been delegated the exclusive right and responsibility to make all determinations relative to such 384,033 shares. Mr. Easton intends to transfer all of the 384,033 shares to a limited partnership, the ownership and management structure of which will mirror Easton Associates, LLC. Accordingly, Mr. Easton currently holds, and following such transfer will hold, voting and dispositive power over the 384,003 shares of common stock.

(2)

Mr. Elliott holds 353,760 shares of our Common Stock through Invivos Limited Partners, a British Columbia limited partnership. All of the limited partnership interests are held collectively by Mr. Darrell J. Elliott’s wife and children. Mr. Elliott holds 100% of the capital stock of Invivos Partners Ltd., a British Columbia corporation, the general partner of Invivos Limited Partners. Accordingly, Mr. Elliott holds voting and dispositive power over the 353,760 shares of common stock, but disclaims any pecuniary interest therein.

(3)

Mr. Frashier holds 384,033 shares of our common stock through Treasure Road Partners, Ltd., a Texas family limited partnership, of which he and his wife, Giva H. Frashier, are the sole owners (on an equal basis) and managers. Accordingly, Mr. Frashier and his wife share voting and dispositive power over the 384,033 shares.

Such shares were issued in June 2006, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000, or $0.01067 per share. No underwriting discounts or commissions were paid with respect to such sales. The 2,343,750 shares does not include 351,562 shares which we expect to declare as a stock dividend prior to the effective date of the offering, some or all of which shares will be subject to repurchase by us in the event that the underwriter does not elect to exercise its over-allotment option in full.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation
* 3.2	By-laws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
4.5	Form of Unit Purchase Option to be granted to the Underwriter
5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, PC
10.1	Form of Letter Agreement among the Registrant, the Underwriter and each of the Corporation’s directors, officers and existing stockholders
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant
10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer and Trust Company and the Initial Stockholders
10.4	Services Agreement between Apex Bioventures, LLC and the Registrant
* 10.5	Promissory Notes, dated June 15, 2006 and June 30, 2006, in each case, issued to Treasure Road Partners, Ltd.
* 10.6	Promissory Notes, dated June 15, 2006 and June 30, 2006, in each case, issued to Easton Associates, LLC
* 10.7	Promissory Notes, dated June 15, 2006 and June 30, 2006, in each case, issued to K. Michael Forrest
10.8	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders
10.9	Insider Warrant Purchase Agreement among the underwriter and the Company
10.10	Form of Dividend Share Repurchase Right Agreement among the Registrant and the Initial Stockholders
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, PC (included in Exhibit 5.1)
* 24.1	Power of Attorney

——————

*

Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hillsborough, California on August 30, 2006.

August 30, 2006	APEX BIOVENTURES ACQUISITION CORPORATION

	By:	/s/ K. Michael Forrest
K. Michael Forrest, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ K. Michael Forrest	Chairman, Chief Executive Officer and	August 30, 2006
K. Michael Forrest	Director
(Principal Executive Officer)

/s/ John J. Chandler	Secretary and Director	August 30, 2006
John J. Chandler

*	Director	August 30, 2006
Nancy T. Chang

*	President, Chief Operating Officer and Director	August 30, 2006
Robert J. Easton

/s/ Darrell J. Elliott	Executive Vice President, Chief Financial Officer	August 30, 2006
Darrell J. Elliott	and Director
(Principal Financial and Accounting Officer)

*	Executive Vice President and Director	August 30, 2006
Gary E. Frashier

*	Director	August 30, 2006
Anthony J. Sinskey

*	Director	August 30, 2006
Robert L. Van Nostrand

* By:	/s/ K. Michael Forrest
Attorney-in-Fact